GRUPO TELEVISA, S.A.B.

AND

THE BANK OF NEW YORK

As Depositary

AND

HOLDERS AND BENEFICIAL OWNERS FROM TIME TO TIME OF
GLOBAL DEPOSITARY SHARES EVIDENCED BY GLOBAL DEPOSITARY RECEIPTS

Amended and Restated Deposit Agreement

Dated as of _____________, 2007

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of __________, 2007, among GRUPO TELEVISA, S.A.B., a limited liability public stock corporation organized under the laws of the United Mexican States and its successors (the “Company”), THE BANK OF NEW YORK, a New York banking corporation, and any successor as depositary hereunder (the “Depositary”), and all holders (the “Holders”) and beneficial owners (the “Beneficial Owners”) from time to time of Global Depositary Shares evidence by Global Depositary Receipts issued hereunder.

W I T N E S S E T H   THAT:

WHEREAS, the Company and JPMorgan Chase Bank entered into an amended and restated deposit agreement dated as of September 16, 2002 (the “Old Deposit Agreement”);

WHEREAS, pursuant to the terms of Section 5.05 of the Old Deposit Agreement the Company has removed JPMorgan Chase Bank as depositary and has appointed The Bank of New York, as successor depositary thereunder;

WHEREAS, the Company and the Depositary now wish to amend and restate the Old Deposit Agreement pursuant to Section 6.01 of the Old Deposit Agreement in the form of this Amended and Restated Deposit Agreement;

WHEREAS, the Company desires to further provide, as hereinafter set forth in this Amended and Restated Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary (as hereinafter defined) or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Amended and Restated Deposit Agreement, for the creation of Global Depositary Shares representing the Shares so deposited and for the execution and delivery of Global Depositary Receipts evidencing the Global Depositary Shares; and

WHEREAS, the Global Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Amended and Restated Deposit Agreement;

NOW, THEREFORE, in consideration of the premises it is agreed by and among the parties hereto as follows:

ARTICLE I
DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01.

“Beneficial Owner”.  The terms “Beneficial Owner” shall mean, as to any GDS (as hereinafter defined), any person or entity having a beneficial interest deriving from the ownership of such GDS. A Beneficial Owner of GDSs may or may not be the Holder of the GDR(s) evidencing such GDSs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the GDR(s) evidencing the GDSs owned by such Beneficial Owner.

SECTION 1.02.

“Commission”.  The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.03.

“Common Representative”.  The term “Common Representative” shall mean the Fiduciary Division of Banco Nacional de México, S.A., member of Grupo Financiero Banamex, or any other Mexican banking institution or Mexican brokerage firm which may be appointed from time to time as the common representative of the holders of CPOs, in accordance with the Mexican General Law of Negotiable Instruments and Credit Transactions and the Mexican Securities Market Law.”

SECTION 1.04.

“Company”.  The term “Company” shall mean GRUPO TELEVISA, S.A.B., a limited liability public stock corporation (sociedad anónima bursátil) organized and existing under the laws of the United Mexican States, having its principal executive office at Avenida Vasco de Quiroga, No. 2000, Colonia Santa Fe, 01210 México, D.F., México, and its successors.

SECTION 1.05.

“CPOs”.  The term “CPOs” shall mean the validly issued, fully paid and non-assessable Certificados de Participación Ordinarios (Ordinary Participation Certificates) issued by the CPO Trustee pursuant to the Trust and shall include evidence of rights to receive CPOs; provided, however, that if there shall occur any split-up, consolidation or any reclassification or, upon the occurrence of an event described in Section 4.09, an exchange or conversion in respect of the CPOs, the term “CPOs” shall thereafter represent the additional and/or successor securities resulting from such split-up, consolidation or reclassification or such exchange or conversion.  Each CPO currently represents financial interests in, and limited voting rights with respect to, 25 Series A Shares, 22 Series B Shares, 35 Series D Shares and 35 Series L Shares of the Company which have been deposited in the Trust.

SECTION 1.06.

“CPO Deed”.  The term “CPO Deed” shall mean the public deed number 32,630 granted before Luis Antonio Montes de Oca Mayagoitia and dated December 10, 1993 which evidences the issuance of CPOs by the CPO Trustee pursuant to the Trust Agreement and which deed has been registered with and may be examined at the Public Registry of Commerce in Mexico City, Federal District, as amended by public deed number 36,607 granted before Francisco Javier Mondragón Alarcón, dated February 21, 2000 and as further amended from time to time.

SECTION 1.07.

“CPO Holders’ Meeting”.  The term “CPO Holders’ Meeting” shall have the meaning set forth in the Trust Agreement.

SECTION 1.08.

“CPO Trustee”.  The term “CPO Trustee” shall mean Nacional Financiera, S.N.C., a national credit institution and development bank organized under the laws of the United Mexican States, having its principal office at Insurgentes Sur 1971, Col. Guadalupe Inn, Delegación Alvaro Obregón, 01020 México, D.F., México, or its successor which acts as trustee for the Trust.

SECTION 1.09.

“Custodian”.  The term “Custodian” shall mean, as of the date hereof, Banco Inbursa, S.A., as custodian and agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation that may be appointed by the Depositary pursuant to the terms of Section 5.07 as an additional or substitute custodian or custodians hereunder, and the term “Custodian” shall mean any custodian individually or all custodians collectively, as the context requires.

SECTION 1.10.

“Deliver”, “Execute” etc.    The terms “deliver”, “execute”, “issue”, “register”, “surrender”, “transfer” or “cancel”, when used with respect to Direct Registration GDRs, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

SECTION 1.11.

“Deposit Agreement”.  The term “Deposit Agreement” shall mean this Amended and Restated Deposit Agreement, as the same may be further amended and supplemented from time to time in accordance with the provisions hereof.

SECTION 1.12.

“Depositary”.  The term “Depositary” shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder.

SECTION 1.13.

“Deposited Securities”.  The term “Deposited Securities” as of any time shall mean (i) all CPOs at such time deposited under this Deposit Agreement and (ii) any and all other securities, property and cash received by the Depositary or the Custodian in respect or in lieu of such deposited CPOs.

SECTION 1.14.

“Direct Registration System”.   The term “Direct Registration System” shall mean means the system for the uncertificated registration of ownership of securities established by DTC and utilized by the Depositary pursuant to which the Depositary may record the ownership of GDRs without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto. For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTC, which provides for automated transfer of record ownership between DTC and other Holders.

SECTION 1.15.

“Dollars; Pesos”.  The term “dollars” shall mean the lawful currency of the United States.  The term “Pesos” shall mean the lawful currency of the United Mexican States.

SECTION 1.16.

“DTC”.  The term “DTC” shall mean The Depository Trust Company, a national clearinghouse and the central book entry-settlement system for securities in the United States and any successor thereto.

SECTION 1.17.

“Fifteenth Anniversary”.  The term “Fifteenth Anniversary” shall mean December 10, 2008.

SECTION 1.18.

“Global Depositary Shares; GDSs”.  The term “Global Depositary Shares” or “GDSs” shall mean the rights and the interests in the Deposited Securities granted to the Holders pursuant to the terms and conditions of this Deposit Agreement.  Each GDS shall represent the number of CPOs specified in Exhibit A to this Deposit Agreement until there shall occur a distribution upon Deposited Securities referred to in Section 4.03 of this Deposit Agreement or a change in Deposited Securities referred to in Section 4.09 of this Deposit Agreement with respect to which additional GDSs are not issued and delivered, and thereafter each GDS shall represent the right to receive the Deposited Securities specified in such sections.

SECTION 1.19.

“Holder”.  The term “Holder” shall mean the person or persons in whose name a Receipt is registered on the register of the Depositary maintained for such purpose.

SECTION 1.20.

“Indeval”.  The term “Indeval” shall mean S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V., Institución para el Depósito de Valores, a Mexican securities depository institution or any successor thereto.

SECTION 1.21.

“Indeval Participant”.  The term “Indeval Participant” shall mean a participant of Indeval, an authorized depository of Indeval or an institution that maintains an account with Indeval.

SECTION 1.22.

“Mexican Holder”.  The term “Mexican Holder” shall have the meaning set forth in Section 4.08 of this Deposit Agreement.

SECTION 1.23.

“Mexico”.  The term “Mexico” shall mean the United States of Mexico.

SECTION 1.24.

“Nominee”.  The term “Nominee” when used with respect to the Depositary shall mean such nominee or nominees of the Depositary as it shall appoint from time to time to act on its behalf in connection with the performance of its duties and obligations under this Deposit Agreement.  The Nominee shall perform in whatever capacity and to whatever extent under this Deposit Agreement as the Depositary designates in its appointment of the Nominee.  Such appointment may be evidenced by written agreement, letter, telegram, or facsimile transmission or orally with subsequent confirming written agreement, letter, telegram, telex or facsimile transmission.

SECTION 1.25.

“Non-Mexican Holder”.  The term “Non-Mexican Holder” shall have the meaning set forth in Section 4.08 of this Deposit Agreement.

SECTION 1.26.

“Old Deposit Agreement”.  The term “Old Deposit Agreement” shall have the meaning given to such term in the preambles to this Deposit Agreement.

SECTION 1.27.

“Principal Office”.  The term “Principal Office”, when used with respect to the Depositary, shall be the principal office of the Depositary in New York at which at any particular time its depositary receipts business shall be administered and which at the date of this Deposit Agreement, is located at 101 Barclay Street, New York, New York 10286.

SECTION 1.28.  “Receipts; GDRs”.  The term “Receipts” or “GDRs” shall mean the Global Depositary Receipts issued hereunder, in substantially the form of Exhibit A annexed hereto, evidencing GDSs representing CPOs, as such GDRs may be amended from time to time in accordance with the provisions of this Deposit Agreement.  A Receipt or GDR may evidence any number of GDSs.   The term “Direct Registration GDR” means a GDR, the ownership of which is recorded on the Direct Registration System. References to GDRs and Receipts shall include certificated GDRs and Direct Registration GDRs, unless the context otherwise requires.

SECTION 1.29.  “Registrar”.  The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.

SECTION 1.30.  “Restricted Securities”.  The term “Restricted Securities” shall mean CPOs, Shares or depositary shares representing such CPOs or Shares evidenced by depositary receipts which are acquired directly or indirectly from the Company or an affiliate, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or CPO Trustee, or which would require registration under the Securities Act of 1933 or any applicable securities laws of any state of the United States in connection with the offer, sale or deposit of such CPOs, Shares or depositary shares representing such CPOs or Shares by the holder thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States, Mexico or any other applicable jurisdiction, or under a shareholder agreement, the Trust Agreement or the by-laws of the Company.

SECTION 1.31.  “Securities Act of 1933”.  The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.32.  “Securities Exchange Act of 1934”.  The term “Securities Exchange Act of 1934” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.33.  “Series A Shares”.  The term “Series A Shares” shall mean validly issued, fully paid and non-assessable common Series A Shares, without par value, of the Company as to which all preemptive rights have been irrevocably and validly exercised or waived.

SECTION 1.34.  “Series B Shares”.  The term “Series B Shares” shall mean validly issued, fully paid and non-assessable common Series B Shares, without par value, of the Company as to which all preemptive rights have been irrevocably and validly exercised or waived.

SECTION 1.35.  “Series D Shares; Preferred Payment Shares”.  The term “Series D Shares” or “Preferred Payment Shares” shall mean validly issued, fully paid and non-assessable Preferred Payment Shares, without par value, of the Company as to which all preemptive rights have been irrevocably and validly exercised or waived.

SECTION 1.36.  “Series L Shares”.  The term “Series L Shares” shall mean validly issued, fully paid and non-assessable limited voting Series L Shares, without par value, of the Company as to which all preemptive rights have been irrevocably and validly exercised or waived.

SECTION 1.37.  “Shares”.  The term “Shares” shall mean the Series A Shares, Series B Shares, Series L Shares and the Preferred Payment Shares; provided, however, that if there shall occur any change in par value, split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.09, an exchange, replacement or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or any other such reclassification or exchange or conversion.

SECTION 1.38.   “Trust”.  The term “Trust” shall mean the trust under the laws of Mexico created by the Trust Agreement.

SECTION 1.39.  “Trust Agreement”.  The term “Trust Agreement” shall mean the agreement, dated November 22, 1993, between Emilio Azcárraga Milmo and the CPO Trustee, and acknowledged by the Company, as amended by the agreement, dated February 14, 2000, between the estate of Emilio Azcárraga Milmo, the CPO Trustee and the Common Representative, and acknowledged by the Company and as further amended from time to time.

SECTION 1.40.  “United States”.  The term “United States” shall have the meaning assigned to it in Regulation S, as from time to time amended, under the Securities Act of 1933.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF CPOs, EXECUTION
AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01.  Form and Transferability of Receipts.  Definitive Receipts shall be steel engraved or in such other form as may be agreed upon by the Company and the Depositary or as may be required or permitted by the New York Stock Exchange or any other exchange on which the GDSs may be listed and traded, and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  Receipts may be issued in denominations of whole numbers of GDSs only.

GDRs in certificated form shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.  GDRs in certificated form bearing the facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such GDRs.  No GDR and no GDS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such GDR shall have been so prepared and  registered.

The Receipts may, with the prior written consent of the Company (which consent shall not be unreasonably withheld), and upon the written request of the Company shall, be endorsed with or have incorporated in the text thereof such legends or recitals or changes, including requirements with respect to registration of transfer, not inconsistent with this Deposit Agreement as may be required by the Depositary or the Company to comply with any applicable law or regulations, or as may be required by the New York Stock Exchange or any other exchange on which the GDSs may be listed or to meet any listing requirements of any stock quotation system or to conform with any usage with respect to such laws, regulations or rules, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date or manner of issuance of the underlying Deposited Securities or otherwise.

The GDSs shall be assigned a CUSIP number that is different from the CUSIP number that is or may be assigned to any depositary shares relating to CPOs or Shares subsequently or previously issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company which are not Receipts issued hereunder.

Title to a Receipt and to the GDSs evidenced thereby, subject to any limitations set forth in such Receipt, when properly endorsed or accompanied by properly executed instruments of transfer (including signature guarantees in accordance with standard industry practice), shall be transferable by delivery with the same effect as in the case of a certificated security under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of a Receipt as the absolute owner thereof for any purpose, including but not limited to the purpose of determining voting rights, the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Receipt unless such holder is the registered Holder thereof.

Notwithstanding anything in this Deposit Agreement or in the form of GDR to the contrary, GDSs shall be evidenced by Direct Registration GDRs, unless certificated GDRs are specifically requested by the Holder.

Holders shall be bound by the terms and conditions of this Deposit Agreement and of the form of GDR, regardless of whether their GDRs are Direct Registration GDRs or certificated GDRs.

SECTION 2.02.  Deposit of CPOs.  Subject to the terms and conditions of this Deposit Agreement, the Custodian shall accept CPOs for deposit from or on behalf of any person (subject to the terms of Section 5.09), provided that such CPOs are not Restricted Securities, by (i) electronic transfer of CPOs through Indeval to the account of the Custodian maintained for such purpose or (ii) delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such CPOs to be transferred to such account, in any case accompanied by delivery to the Custodian or the Depositary, as the case may be, of (x) a written order from the person depositing such CPOs, or on whose behalf such CPOs are deposited, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of GDSs representing such deposited CPOs, (y) any payments required under this Deposit Agreement and (z) such documentation, certifications and agreements as the Depositary and the Company may require.

The Depositary and the Custodian may refuse to accept CPOs for deposit whenever notified, as hereafter provided, that the Company or the CPO Trustee has restricted transfer of such CPOs to comply with the requirements of Section 2.06 or any ownership restrictions referred to in Section 3.05 or under applicable laws.  The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of CPOs for deposit hereunder.

At the request and risk and expense of any holder of CPOs, and for the account of such holder, the Depositary may receive CPOs to be deposited, evidence that CPOs have been electronically transferred or that irrevocable instructions have been given to cause the transfer of such CPOs to the account of the Custodian, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such orders, instruments and evidence to the Custodian hereunder.

As a condition of accepting CPOs for deposit, whether or not any register of holders of CPOs (or that maintained by Indeval) is closed, the Depositary may require that the person making such deposit furnish (a) an agreement or assignment, or other instrument satisfactory to the Depositary, that provides for the prompt transfer to the Custodian or its nominee of any dividend or right to subscribe for additional CPOs or to receive other property which any person in whose name the CPOs are or have been recorded may thereafter receive upon or in respect of such deposited CPOs, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary, and (b) if the CPOs are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited CPOs or the Shares underlying such CPOs for any and all purposes until the CPOs are registered in the name of the Custodian or its nominee.

Upon each delivery or electronic transfer to a Custodian of CPOs (or other Deposited Securities pursuant to Section 4.03, 4.04, 4.05 or 4.09) to be deposited hereunder, together with any other documents and payments required under this Deposit Agreement, the Custodian shall, as soon as is practicable, obtain confirmation of the recordation of transfer of such CPOs (or other Deposited Securities) in the name of the Custodian or its nominee at the cost and expense of the person making the deposit (or for whose benefit such deposit is made).  Deposited Securities shall be held by or credited to the Depositary or the Custodian for the account and to the order of the Depositary, the Custodian or the Nominee or at such other place or places as the Depositary shall determine.

The Nominee may be a Custodian or another Mexican entity entitled to act as nominee under relevant Mexican laws and regulations, provided that the Deposited Securities are kept in a segregated deposit account by the Nominee.  Neither the Depositary nor the Custodian shall lend Deposited CPOs, except to the extent provided in Section 5.14.  The Depositary agrees to instruct the Custodian to place all CPOs, or other securities which are Deposited Securities, accepted for deposit under this Deposit Agreement into segregated accounts separate from any other ordinary participation certificates and other Deposited Securities of the Company that may be held by such Custodian.

SECTION 2.03.  Execution and Delivery of Receipts.  After the deposit of any CPOs pursuant to Section 2.02 (and in addition, if the transfer books of the Trust are open, the Depositary may require a proper acknowledgment or other evidence from the Trust satisfactory to the Depositary that any deposited CPOs have been recorded upon the books of Indeval or that the Shares have been recorded upon the books of the Company in the name of the Depositary or its nominee or such Custodian or its nominee), together with delivery of the other documents above specified, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of GDSs to be evidenced thereby.  Such notification shall be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by air courier, cable, telex or facsimile transmission.  After receiving such notice from the Custodian, the Depositary or its agent, subject to this Deposit Agreement, shall execute and deliver at its Principal Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of GDSs to which such person or persons are entitled, but, in either case, (A) only upon payment to the Depositary or Custodian of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited CPOs and fees, if any, for the issuance, execution and delivery of such Receipt or Receipts (as set forth in Section 5.06 hereof); and (B) subject to the other terms of this Deposit Agreement, the Trust Agreement and the provisions of the by-laws of the Company and those of the Deposited Securities.

  The Depositary shall not deliver Receipts, by physical delivery, book-entry or otherwise, except in accordance with this Section 2.03 or Section 5.14.

SECTION 2.04.  Transfer of Receipts; Combination and Split-up of Receipts.  The Depositary, subject to the terms and conditions of this Deposit Agreement, any Receipt and any applicable securities laws of the United States or any state thereof, shall register transfers of any such Receipt on its transfer books upon any surrender to the Principal Office of the Depositary of such Receipt by the Holder thereof in person or by duly-authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and, in the case of Receipts the accurate completion of any endorsements appearing on such Receipt) and duly stamped as may be required by any applicable law.  Thereupon the Depositary shall execute a new Receipt or Receipts through the Direct Registration System or, if specifically requested, in certificated form, and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of GDSs as those evidenced by the Receipts surrendered, subject to receipt of any certifications by such person as the Depositary and the Company may require in order to comply with applicable laws.

The Depositary, subject to the terms and conditions of this Deposit Agreement, any Receipt and any applicable securities laws of the United States or any state thereof, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts in the name of the same Holder for any authorized number of GDSs requested, evidencing the same aggregate number of GDSs as the Receipt or Receipts surrendered.  The Depositary may close the register (a) at any time or from time to time when deemed expedient by it in connection with the performance of its duties hereunder or (b) at the request of the Company. The Depositary shall make reasonable efforts to consult with the Company if practicable, and shall notify the Company, in the case of any closure under clause (a) of the preceding sentence that is outside of the ordinary course of business.  In connection with any split-up or combination of Receipts pursuant to this paragraph not involving transfer, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of this Deposit Agreement.  At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated GDR with a Direct Registration GDR, or vice versa, execute and deliver a certificated GDR or a Direct Registration GDR, as the case may be, for any authorized number of GDSs requested, evidencing the same aggregate number of GDSs as those evidenced by the certificated GDR or Direct Registration GDR, as the case may be, substituted.

SECTION 2.05.  Surrender of Receipts and Withdrawal of Deposited Securities.  Upon surrender of a Receipt  or proper instructions (in the case of a Direct Registration GDR) at the Principal Office of the Depositary for the purpose of withdrawal of the Deposited Securities represented by the GDSs evidenced by a Receipt and upon receipt of (i) payment of all fees (including the fee of the Depositary for the surrender and cancellation of Receipts as set forth in Section 5.06 hereof), expenses (including CPO registration, transfer or custody fees), taxes and governmental charges payable in connection with such surrender, (ii) written instructions of the Holder and (iii) such certification or agreements as the Depositary and the Company may require from the Holder of such Receipt, subject to the terms and conditions of this Deposit Agreement, the Holder of such Receipt shall be entitled to delivery or electronic transfer, to him or upon his order, or to an account designated by such Holder, of the Deposited Securities at the time represented by the GDSs evidenced by such Receipt.  Such delivery of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered or written instructions received for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer.  The person requesting withdrawal of Deposited Securities shall deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered (subject to applicable clearing procedures of Indeval, applicable laws, the by-laws of the Company and the provisions of the Trust Agreement and subject to the provisions of this Section) to or upon the written order of a person or persons designated in such order.

Delivery of Deposited Securities upon surrender of Receipts as provided herein shall also be subject to delivery to the Depositary of such certification and agreement, if any, as the Company and the Depositary may from time to time require.

Upon the receipt of complete written instructions and compliance with the terms of this Section 2.05, the Depositary shall direct the Custodian to deliver at the principal office of such Custodian, subject to applicable laws, the Trust Agreement, the Company’s by-laws, Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities represented by the GDSs evidenced by such Receipt, or evidence of the electronic transfer thereof to or for the account of such person, except that the Depositary may make delivery to such person or persons at the Principal Office of any dividends or distributions (other than CPOs or Shares) with respect to the Deposited Securities represented by the GDSs evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights with respect to the Deposited Securities, which may at the time be held by the Depositary.

At the request, risk and expense of any Holder so surrendering a Receipt or submitting such written instructions for delivery, and for the account of such Holder, provided that payment of any applicable taxes or other governmental charges shall have been made in accordance with Section 3.02, the Depositary shall direct the Custodian to forward any cash or other property (other than rights), and forward a certificate or certificates (if certificated CPOs may be delivered) and other proper documents of title, if any, for the Deposited Securities represented by the GDSs evidenced by such Receipt to the Depositary for delivery at its Principal Office.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.  Holders or Beneficial Owners who withdraw securities that are Deposited Securities (other than CPOs) for their own account, must register with the Mexican Registro Nacional de Inversiones Extranjeras (the “National Registry of Foreign Investment”) within forty (40) business days from the date of withdrawal.  Under provisions of Mexican law and the Trust in force as of the date of this Deposit Agreement, holders of CPOs are not entitled to receive physical certificates evidencing such CPOs but may request certification by Indeval and the relevant Indeval Participants as to their ownership of CPOs under certain circumstances.  The Depositary shall not accept for surrender a Receipt evidencing GDSs representing less than one CPO.  In the case of surrender of a Receipt evidencing a number of GDSs representing other than a whole number of CPOs, the Depositary shall cause ownership of the appropriate whole number of CPOs to be recorded in the name of the Holder surrendering such Receipt, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing GDSs representing any remaining fractional CPO.

After the Fifteenth Anniversary:

(a)

Mexican CPO Holders, subject to compliance with the terms of the Trust and applicable laws of Mexico, may be able to surrender CPOs for the purpose of withdrawal of the Series A Shares, Series B Shares, Series L Shares and Series D Shares represented thereby.

(b)

Non-Mexican CPO Holders, subject to compliance with the terms of the Trust and applicable laws of Mexico, may be able to (i) instruct the CPO Trustee to sell the Series A Shares, Series B Shares and Series D Shares underlying the CPOs to persons legally qualified to acquire such Series A and Series D Shares pursuant to the by-laws of the Company and applicable Mexican laws, and receive the proceeds from such sale and (ii) surrender CPOs for the purpose of withdrawal of the Series L Shares underlying the CPOs.

     In each case, transfer of ownership of the CPOs (and of the Series A Shares, Series B Shares, Series L Shares and Series D Shares to the extent otherwise permitted) will be effected through the records maintained by Indeval and Indeval Participants.

     Neither the Depositary nor the Custodian shall deliver CPOs, by physical delivery, book-entry or otherwise (other than to the CPO Trustee or the Company or its agent in connection with a transaction to which Section 4.08 applies), or otherwise permit CPOs to be withdrawn from the facility created hereby, except upon the surrender of Global Depositary Shares or in connection with a sale permitted under Section 3.02, 4.03, 4.11 or 6.02.

SECTION 2.06.  Limitations on Execution and Delivery, Transfer, Etc.  of Receipts; Suspension of Delivery, Transfer, Etc.  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution in respect thereof or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Receipt, or the depositor of CPOs, in order to reflect such execution and delivery, registration of transfer, split-up, combination, surrender, delivery or withdrawal: (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, custody or registration fee with respect thereto (including any such tax or charge and fee with respect to CPOs being deposited, transferred or withdrawn) and payment of any fees and charges of the Depositary upon delivery of Receipts against deposits of CPOs and upon withdrawal of Deposited Securities against surrender of Receipts as set forth in Section 5.06 hereof; (ii) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Trust Agreement, this Deposit Agreement including, without limitation, Section 7.07 hereof and the rules of the New York Stock Exchange; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with this Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice.

The delivery of Receipts against deposits of CPOs generally or of particular CPOs may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding Receipts for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Trust (or the appointed agent of the Trust for the transfer and registration of CPOs) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary at any time or from time to time, subject in all cases to Section 7.07 hereof.

Notwithstanding any provision of this Deposit Agreement or the Receipts to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended or refused, except as permitted in General Instruction I A(1) to the Form F-6 Registration Statement (as such instruction may be amended from time to time) under the Securities Act of 1933 in connection with (i) temporary delays relating to the deposit of CPOs in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

Without limitation of the foregoing, neither the Depositary nor the Custodian will knowingly accept for deposit under this Deposit Agreement any CPOs required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such CPOs.  The Depositary will comply with reasonable written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any certificated CPOs identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States and other jurisdictions.

SECTION 2.07.  Lost Receipts, Etc.  In case any certificated Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, or a Direct Registration GDR, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon the filing by the Holder thereof with the Depositary of both (i) a request for such exchange, execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) sufficient indemnity bond, and upon satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.08.  Cancellation and Destruction of Surrendered Receipts.  All certificated Receipts surrendered to the Depositary shall be canceled by the Depositary.  Canceled receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose.  The Depositary is authorized to destroy Receipts so canceled.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS AND
BENEFICIAL OWNERS OF RECEIPTS

SECTION 3.01.  Filing Proofs, Certificates and Other Information.  Any person depositing CPOs, any Holder or any person who wishes to give instructions as to voting the Shares underlying the CPOs represented by GDSs, may be required from time to time (a) to file with the Depositary or the Custodian such proof of citizenship, nationality, residence, exchange control approval, payment of all applicable Mexican taxes or other governmental charges, compliance with all applicable laws, regulations, and provisions governing Deposited Securities and the terms of this Deposit Agreement, and legal or beneficial ownership of Receipts, Deposited Securities and other securities, and the nature of such interest, (b) to provide information to the Depositary or Custodian relating to the registration on the books of the Trust or the Company (or the appointed agent for the transfer and registration of CPOs) of the CPOs presented for deposit or other information, (c) to execute such certificates, and (d) to make such written representations and warranties as the Depositary or the Company may deem necessary or proper to enable the Depositary or the Company to perform its obligations hereunder or under applicable laws or the CPO Trustee to perform its obligations under the Trust or under applicable laws.  The Depositary may withhold the delivery or registration of transfer of all or part of any Receipt, the delivery of any dividend or other distribution or of rights or of the net proceeds of the sale thereof or, subject to Section 7.07 hereof, the delivery of any Deposited Security represented by the GDSs evidenced by such Receipt, or may refuse to cause to be exercised the voting rights, if any, in respect of Deposited Securities, until the foregoing is accomplished to the satisfaction of the Company and the Depositary.  The Depositary shall, upon the Company’s written request, provide to the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives.

SECTION 3.02.  Liability of Holders for Taxes and Other Charges.  If any Mexican or other tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by the GDSs evidenced by any Receipt, or the deposit, transfer or withdrawal thereof, or otherwise, such tax or other governmental charge shall be payable by the Holder  to the Depositary.  The Depositary may refuse, and the Company and the CPO Trustee shall be under no obligation, to effect any registration of transfer of all or part of such Receipt or split-up or combination of such Receipt or any deposit or withdrawal of Deposited Securities represented by the GDSs evidenced thereby until such payment is made, and may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the GDSs evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder  of such Receipt remaining liable for any deficiency.

SECTION 3.03.  Representations and Warranties on Deposit.  Each person depositing CPOs under this Deposit Agreement shall be deemed thereby to represent and warrant that such CPOs, the underlying Shares and any certificate therefor are validly issued and outstanding, fully paid and nonassessable and that any preemptive rights have been validly waived or exercised, and that the person making such deposit is duly-authorized to do so.  Every such person shall also be deemed to represent that the deposit of CPOs or sale or transfer of Receipts by that person is not restricted under the Securities Act of 1933, and that the CPOs (and Shares represented thereby) deposited by that person are not Restricted Securities.  Such representations and warranties shall survive the deposit of CPOs and the issuance or cancellation of Receipts in respect thereof.

SECTION 3.04.  Disclosure of Beneficial Ownership.  The Company and the Depositary may from time to time request Holders and Beneficial Owners or former Holders or former Beneficial Owners to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters.  Each such Holder or Beneficial Owner agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section and such agreement shall survive any disposition of their interest in Deposited Securities.

SECTION 3.05.  Ownership Restrictions.  The Company may restrict transfers of the CPOs where such transfer might result in ownership of CPOs or Shares exceeding the limits under applicable law, the Company’s by-laws, the Trust or the CPO Deed.  The Company may also restrict, in such manner as it deems appropriate, transfers of the GDSs where such transfer may result in the total number of CPOs represented by the GDSs beneficially owned by a single Holder or Beneficial Owner to exceed the limits under any applicable law, the Company’s by-laws, the Trust or the CPO Deed.  The Company may, in its sole discretion, instruct the Depositary to instruct the Holder of such GDSs to cancel such GDSs so as to permit the Company to deal directly with such Holder and/or Beneficial Owner and the Depositary agrees to so instruct.  Holders and Beneficial Owners agree to abide by any such instructions.

Non-Mexican states and governments are prohibited under the Company’s by-laws and Mexican Federal Radio and Television Law from owning Shares of the Company and are, therefore, prohibited from being the beneficial or record owners of the Shares, CPOs, GDSs and GDRs.

ARTICLE IV

RIGHTS RELATING TO THE DEPOSITED SECURITIES;
CERTAIN OBLIGATIONS OF THE DEPOSITARY

SECTION 4.01.  Power of Attorney.  Each Holder or Beneficial Owner, upon acceptance of a Receipt issued in accordance with the terms hereof, thereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

SECTION 4.02.  Cash Distributions.  Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution by the Company or the CPO Trustee on any Deposited Securities (which dividend or other distribution may be made in dollars or Pesos, in the Company’s sole discretion), the Depositary shall, if paid in Pesos, subject to the provisions of Section 4.06, convert or cause such dividend or distribution to be converted into dollars, and shall promptly distribute the dollars received (from the Company or the CPO Trustee or as the proceeds of the conversion of Pesos) to the Holders entitled thereto in proportion to the number of GDSs representing such Deposited Securities held by them respectively, after deduction of the expenses of the Depositary; provided, however, that in the event that the Company, the CPO Trustee, the Custodian or the Depositary shall be required to withhold and does withhold, subject to Section 4.11 hereof, from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder in respect of GDSs representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto.

SECTION 4.03.  Distributions in CPOs.  Whenever the Custodian or the Depositary receives from the CPO Trustee any distribution of a dividend in or free distribution of CPOs (including, as the case may be, Shares represented by the CPOs), the Depositary may, with the approval of the Company and the CPO Trustee, and shall if the Company so requests and provides an opinion of United States counsel to the Company as to the absence of any registration requirements under the Securities Act of 1933 with respect to such dividend or as to the effectiveness of a registration statement under the Securities Act of 1933 with respect thereto, distribute to the Holders of outstanding Receipts as of a record date fixed pursuant to Section 4.07 entitled thereto, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of GDSs representing the number of CPOs received as such dividend or free distribution, after deduction of the expenses of the Depositary; provided, however, that if for any reason (including any requirement that the CPO Trustee, the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such CPOs or Shares represented thereby must be registered under the Securities Act of 1933 or other applicable laws in order to be distributed to Holders of Receipts) the Depositary, in the absence of an opinion of United States counsel to the Company, as aforesaid, deems such distribution not to be feasible (after consultation with the Company), the Depositary may adopt such method, if any be available, as it may deem equitable and practicable (after consultation with the Company) for the purpose of effecting such distribution, including the sale (at public or private sale) of the CPOs and Shares represented thereby thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution in cash pursuant to Section 4.02 of this Deposit Agreement.  In lieu of issuing Receipts for fractional GDSs in any such case, the Depositary shall sell the number of CPOs (or Shares, as the case may be) represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.02.  If additional Receipts are not so distributed (except pursuant to the preceding sentence), each GDR shall thenceforth also represent its proportionate interest in the additional GDSs issued upon the distribution of the additional CPOs received by the Depositary.

SECTION 4.04.  Distribution of Rights.  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, and in the event the CPO Trustee makes such offer available to holders of CPOs, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.09, or in disposing of such rights on behalf of such Holders and making the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.02 of this Deposit Agreement or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse (without incurring liability to any person as a consequence thereof); provided, however, that the Depositary will, if  the Company so requests in writing and provides an opinion of United States counsel (which opinion shall be reasonably acceptable to the Depositary) as to the absence of any registration requirements under the Securities Act of 1933 with respect to such additional Series A Shares, Series B Shares, Series L Shares and Series D Shares or other rights or as to the effectiveness of a registration statement under the Securities Act of 1933 with respect thereto, take action as follows:

(i)

if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Holders by means of warrants or otherwise, the Depositary shall, after deduction of the expenses of the Depositary as set forth in Section 5.06 hereto, distribute to such Holders entitled thereto warrants or other instruments therefor in such form and upon such terms and representations as it may determine, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders; or

(ii)

if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or such warrants or other instruments, if a market therefor is available, at public or private sale, at such place or places and upon such terms as it may deem reasonable and proper and, after deduction of the expenses of the Depositary, allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 hereof.

Neither the Depositary, the CPO Trustee nor the Company shall be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular or for the inability or failure to dispose of such rights if any market therefor is available.

Because Mexican law does not contemplate the issuance of pre-emptive rights in negotiable form, a liquid market for pre-emptive rights may not exist, and this may adversely affect the amount the Depositary would realize upon disposal of rights and its ability to carry out any disposal of such rights at all.

Notwithstanding anything to the contrary in this Section 4.04, if registration under the Securities Act of 1933 or any other applicable law of the rights or the securities to which any rights relate is required in order for the Company to offer such rights to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to Holders unless and until a registration statement is in effect, or unless the offering and sale of such rights or securities to such Holders are exempt from registration under the provisions of the Securities Act of 1933 and are otherwise permissible under all applicable laws.  The Company shall have no obligation to register such rights or such securities under the Securities Act of 1933 or any other applicable laws.

SECTION 4.05.  Distributions Other than Cash, CPOs or Rights.  Whenever the Custodian or the Depositary shall receive any distribution other than cash, CPOs or rights upon any Deposited Securities, the Depositary may with the Company’s approval, and shall if the Company provides an opinion of United States counsel as to the absence of any registration requirements under the Securities Act of 1933 with respect to such distribution or as to the effectiveness of a registration statement under the Securities Act of 1933 with respect thereto and so requests, cause such securities or property to be distributed to the Holders entitled thereto, after deduction of the expenses of the Depositary, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 or other applicable laws in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, after consultation with the Company, the Depositary may adopt such method, if any be available, as it may deem equitable and practicable, after consultation with the Company, for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution in cash pursuant to Section 4.02 hereof, and any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act of 1933 or any other applicable laws, in accordance with such equitable and practicable method as the Depositary may have adopted, after consultation with the Company.

SECTION 4.06.  Conversion of Foreign Currency.  Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars distributable to the Holders entitled thereto and the resulting dollars transferred to the United States, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation in accordance with the terms thereof.  Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary may, after consultation with the Company, file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into dollars distributable to Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary or the Custodian to, or hold such balance for the account of, the Holders for whom such conversion and distribution is not practicable.

SECTION 4.07.  Fixing of Record Date.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of CPOs that are represented by each GDS or whenever the Depositary shall receive notice of any meeting of holders of CPOs, other Deposited Securities or Shares, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date (which date shall, to the extent practicable, except as provided in Section 4.08(b), be the same as, or as near as practicable to the corresponding record date for CPOs or such Shares or other Deposited Securities set by the CPO Trustee or by the Company, as the case may be, subject to the requirements of applicable law, the regulations of any stock exchange on which the GDSs may be listed and the terms of the Trust Agreement) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or in respect of such changed number of CPOs represented by each GDS or in respect of such other matter, or to give instructions for the exercise of voting rights, if any, at any such meeting.  The Depositary shall notify the Company as promptly as practicable if it fixes a record date that is different from a record date fixed by the Company.  Subject to the provisions of Section 4.02 through 4.06 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to exercise the rights of Holders hereunder with respect to such changed number of CPOs represented by each GDS, to give such voting instructions, to receive such notice or solicitation or to act in respect of any matter in each case in proportion to the number of GDSs held by them respectively.

SECTION 4.08.  Voting of Deposited Securities.

(a)

Summary of Voting Rights of Deposited Securities.  Holders of CPOs may vote (i) in the case of CPO Holders’ Meeting, the CPOs, or (ii) in the case of a meeting of the holders of the Series L Shares, the Series L Shares underlying the CPOs with respect to those limited matters on which such Series L Shares, pursuant to the Company’s by-laws and Mexican law, are entitled to vote.  In addition, in the case of a meeting of the holders of the Series A Shares, Series B Shares and Series D Shares, holders of CPOs that are Mexican nationals or Mexican corporations whose by-laws exclude foreign ownership of their shares (“Mexican Holders”) may direct the CPO Trustee to vote the Series A Shares, Series B Shares and the Series D Shares underlying the CPOs with respect to those matters on which such Series A Shares, Series B Shares and Series D Shares, pursuant to the Company’s by-laws and Mexican law, are entitled to vote.  Pursuant to the provisions of the Trust, the CPOs and applicable laws of Mexico, Holders who are not Mexican nationals or Mexican corporations whose by-laws do not exclude foreign ownership of their shares (“Non-Mexican Holders”) may not direct the CPO Trustee as to how to vote the Series A Shares, Series B Shares and the Series D Shares underlying the CPOs at the relevant shareholders’ meeting.  In the case of meetings of the holders of Series A Shares, Series B Shares and Series D Shares, the CPO Trustee is required under the Trust and with respect to CPOs held by Non-Mexican Holders for which the Depositary received instructions to vote pursuant to Section 4.08(b) below, to grant a power of attorney to appoint a representative of the CPO Trustee to vote the Series A Shares, Series B Shares and Series D Shares represented by such CPOs held by Non-Mexican Holders in the same manner as the majority of the Series A Shares, Series B Shares and the Series D Shares that are held by Mexican nationals are voted at the relevant shareholders’ meeting.  The CPO Trustee will cause the Series L Shares, the Series A Shares, Series B Shares and Series D Shares underlying CPOs for which no voting instructions are given pursuant to Sections 4.08(b) or 4.08(c) below, to be voted in the same manner as the majority of Series L Shares, Series A Shares, Series B Shares or Series D Shares, as the case may be, are voted at the relevant shareholders’ meeting.

Instructions shall be given to the CPO Trustee as to how to vote or cause to be voted the CPOs or the Shares underlying the CPOs or other securities underlying the Deposited Securities, no later than five (5) business days before the relevant CPO Holders’ Meeting or shareholders’ meeting as the case may be.

In the case of a CPO Holders’ Meeting and with respect to CPOs for which no instructions are given or received on or before the date established by the Depositary for such purpose pursuant to Section 4.08(b) below, such CPO holders shall be deemed to have instructed the Depositary and the Custodian to take such actions as are necessary and to instruct the Common Representative pursuant to Section 4.08(c)  to (x) take such actions as are necessary to cause such CPOs to be counted for purposes of satisfying applicable quorum requirements and (y) vote such CPOs in the same manner as the majority of the CPOs are voted at the relevant CPO Holders Meeting, unless the Company in its sole discretion has given prior written notice to the Depositary and the Custodian to the contrary (in which case such CPOs shall not be voted at the relevant CPO Holders’ Meeting ).  In the case of a shareholders’ meeting, the Company, the CPO Trustee and the Depositary shall use their reasonable efforts to implement, or cause the implementation of, arrangements that will enable Holders of GDSs that are Mexican Holders, and which can timely provide evidence reasonably satisfactory to the Company, the Depositary, and the CPO Trustee to such effect, to cause the CPO Trustee to grant a power of attorney to appoint a representative to vote, in addition to the Series L Shares, the Series A Shares, Series B Shares and Series D Shares underlying the CPOs held by such Mexican Holders at the relevant shareholders meeting.

Under the terms of Mexican law, a CPO Holders’ Meeting may be called by the Common Representative at the request of holders of CPOs representing at least 10% of the aggregate number of CPOs outstanding.  Whenever any Holder of Receipt(s) gives a notice to the Depositary containing a request for a CPO Holders’ Meeting concerning any business of the Trust or at which holders of CPOs may be entitled to vote, the Depositary shall direct the Custodian, as the holder of all CPOs represented by GDSs, to give notice to the Common Representative containing such request in the same form as provided in the notice from such Holder of Receipts to the Depositary.  In its notice to the Common Representative, the Custodian shall state that it is giving such notice in its capacity as the holder of that number of CPOs represented by the GDSs held by such Holder. In order for holders of CPOs to be entitled to attend a CPO Holders’ Meeting, holders must request from Indeval, through an Indeval Participant, not less than five (5) business days prior to the date on which the CPO’s Holders’ Meeting is held, a deposit receipt and must submit such receipt with the institution designated for such purposes in the notice for such meeting on or before the date prior to the date fixed for the CPO Holders’ Meeting.  Persons appointed by an instrument in writing as proxy for a holder or holders of CPOs and who submit the deposit receipt referred to above will be entitled to attend CPO Holders’ Meetings.

(b)

Voting Instructions by GDS Holders.  As soon as practicable after receipt of notice pursuant to Section 5.08 of any meeting of holders of CPOs, Shares or other securities underlying the Deposited Securities, as applicable, the Depositary shall:

(i)

fix a record date (in accordance with the terms of Section 4.07 hereof but in any event such date, subject to the requirements of applicable law and the regulations of any stock exchange on which the GDSs may be listed, should not be fewer than fifteen (15) calendar days prior to the date of the applicable meeting) for purposes of determining those Holders entitled to give instructions for the exercise of voting rights, if any, at the relevant CPO Holders’ Meeting or shareholders’ meeting, as the case may be, and

(ii)

if so requested by the Company and the CPO Trustee in a timely manner, distribute, at the Company’s or CPO’s Trustee expense, as the case may be, and provided no legal prohibitions exist, to the Holders of record a notice which shall contain:

(a)

such information as is contained in such notice of meeting,

(b)

a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of the Deposit Agreement, the Trust, Mexican law and the by-laws of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of CPOs, Shares or other securities underlying the Deposited Securities represented by their respective GDSs at the relevant CPOs Holders’ Meeting or shareholders’ meeting, as the case may be, and

(c)

a statement as to the manner in which such voting instructions may be given, including an express indication that if no voting instructions are received by the Depositary on or before the date established by the Depositary which shall be at least six (6) business days prior to the date of the applicable CPOs Holders’ Meeting or shareholders’ meeting, as the case may be,

(a)

in the case of CPO Holders’ Meetings and with respect to CPOs for which no instructions are given or received on or before the date established by the Depositary, it shall be deemed that such CPOs holders have instructed the Depositary and the Custodian to take such actions as are necessary and to instruct the Common Representative to (A) take such actions as are necessary to cause such CPOs to be counted for purposes of satisfying applicable quorum requirements and (B) unless the Company in its sole discretion has given prior written notice to the Depositary and the Custodian to the contrary (in which case such CPOs shall not be voted at the relevant CPO Holders’ Meeting), vote such CPOs, in the same manner as the majority of the CPOs are voted at the relevant CPO Holders’ Meeting; or

(b)

in the case of shareholders’ meetings,  (A) if requested in writing by the Company on or prior to such date, the Depositary (in accordance with the provisions of Section 4.08(c)) shall be deemed to have been given a discretionary proxy to a person designated by the Company or (B) if no such written request is made by the Company, the Depositary  shall not represent or vote, attempt to represent or exercise the right to vote that attaches to, or instruct the CPO Trustee to represent or vote, the Shares underlying the CPOs in the relevant shareholders’ meeting.

Upon timely receipt of voting instructions from a Holder as of such record date, the Depositary shall endeavor insofar as is practicable to, as the case may be, instruct the Common Representative to vote the amount of CPOs in the relevant CPOs Holders’ Meeting in accordance with the Holder’s instructions, or cause the Custodian to instruct the CPO Trustee to vote the amount of Shares or other securities underlying the Deposited Securities in the relevant shareholders’ meeting in accordance with the Holder’s instructions. The Depositary agrees not to  vote or cause to be voted the CPOs, Shares or other securities underlying the Deposited Securities represented by the GDSs other than in accordance with such instructions from the Holder of the GDSs or deemed instructions as set forth in Section 4.08(c), as the case may be, subject to the voting limitations set forth in this Section 4.08.

(a)

Uninstructed CPOs.

(i)

In the event that the Depositary does not timely receive instructions from a Holder as to the exercise of voting rights relating to the CPOs in the relevant CPOs Holders’ Meeting, or if no instructions are received by the Depositary from any Holder as to the exercise of voting rights relating to such CPOs in the relevant CPOs Holders’ Meeting, on or before the date established by the Depositary for such purposes pursuant to Section 4.08(b) above, it shall be deemed that such CPOs holders have instructed the Depositary and the Custodian to instruct the Common Representative to

(a)

take such actions as are necessary to cause such CPOs to be counted for purposes of satisfying applicable quorum requirements and

(b)

unless the Company in its sole discretion has given prior written notice to the Depositary and the Custodian to the contrary (in which case such CPOs shall not be voted at the relevant CPO Holders’ Meeting), vote such CPOs, in the same manner as the majority of the CPOs are voted at the relevant CPO Holders’ Meeting.

(i)

In the event that the Depositary does not timely receive instructions from a Holder as to the exercise of voting rights relating to the Shares underlying the CPOs in the relevant shareholders’ meeting, or if no instructions are received by the Depositary from any Holder as to the exercise of voting rights relating to the Shares underlying the CPOs in the relevant shareholders’ meetings, on or before the date established by the Depositary for such purpose pursuant to Section 4.08(b) above,

(a)

if requested in writing by the Company on or prior to such date, the Depositary shall be deemed to have been given by such Holder a discretionary proxy to a person designated by the Company who shall be entitled to exercise those voting rights relating to those Shares underlying the CPOs for which the Depositary has not received instruction from a Holder or

(b)

if no such written request is made by the Company, the Depositary shall not represent or vote, or attempt to represent or exercise the right to vote that attaches to, or instruct the CPO Trustee to represent or vote such Shares in the relevant shareholders’ meetings.

Notwithstanding the foregoing, no such discretionary proxy, shall be given (A) if it is not then permitted to be given under the Deposit Agreement, the Trust, Mexican law, other applicable securities laws or the by-laws of the Company or (B) with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing and in a form reasonably acceptable to the Depositary) that (x) the Company no longer wishes that such proxy be given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of CPOs, as applicable.

SECTION 4.09.  Changes Affecting Deposited Securities.  Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, any termination or reorganization of the Trust (whether or not a new or successor Trust or CPO Trustee is formed or appointed), or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, substitution or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under this Deposit Agreement, and the Receipts shall, subject to the terms of this Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth evidence GDSs representing the right to receive Deposited Securities including the securities so received in exchange, conversion, substitution or otherwise to the extent additional Receipts are not delivered pursuant to the following sentence.   In any such case the Depositary may with the Company’s approval, and shall at the Company’s request, subject to Section 5.09 and the other terms of this Deposit Agreement, execute and deliver additional Receipts as in the case of a distribution of CPOs, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

New CPOs may only be issued to the extent that the maximum limit set forth in the CPO Deed has not been exceeded, otherwise the execution of a new CPO deed may be required.

Immediately upon the occurrence of any such exchange, conversion or substitution covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Holders.

In the event Deposited Securities are to be redeemed and, as a result, Deposited Securities registered in the name of the Custodian are called for redemption by the Company, the Depositary will call for redemption of GDSs (in an aggregate number representing the number of Deposited Securities registered in the name of the Custodian called for redemption) and may adopt such method as it may deem equitable and practicable to select the GDSs called for redemption.   The net proceeds of such redemption after payment of the fees and expenses of the Depositary shall be distributed to holders entitled thereto as in the case of a distribution in cash in accordance with Section 4.02 hereof.

Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, which shall not be unreasonably withheld, and shall, if the Company requests, make reasonable efforts to sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution in cash in accordance with Section 4.02 hereof.

SECTION 4.10.  Transmittal by the Depositary of Company Notices, Reports and Communications.  The Depositary shall make available for inspection during business hours by Holders at its Principal Office and at the principal office of each Custodian copies of this Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company, the CPO Trustee or Indeval which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company, the CPO Trustee or Indeval.  The Depositary shall also send to Holders, at the Company’s expense, copies of such notices, reports and communications when furnished by the Company or the CPO Trustee to the Depositary pursuant to Section 5.08.  All such notices, reports and communications provided by the Company and/or the CPO Trustee will be so provided and made available in English-language versions.

SECTION 4.11.  Withholding.  In connection with any distribution to Holders, the CPO Trustee, the Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency, all amounts (if any) required to be withheld by the CPO Trustee, the Company or Depositary and owing to such authority or agency.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the CPO Trustee, the Company or their agents to file necessary reports with governmental authorities or agencies.  Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property (including CPOs or rights to subscribe therefor) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including CPOs and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of GDSs held by them respectively as in the case of a distribution in cash pursuant to Section 4.02 hereof.

SECTION 4.12.  Available Information.  The Company is subject to the periodic reporting requirements under the Securities Exchange Act of 1934 and, accordingly, is required to file certain reports and information with the Commission.  Such reports and information can be inspected and copied at public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C.  20549.

SECTION 4.13.  The Trust.  The CPO Trust Agreement has been authorized by the General Directorate of Foreign Investments (Dirección General de Inversiones Extranjeras).  The CPO Trust Agreement is registered with the National Registry of Foreign Investment (Registro Nacional de Inversiones Extranjeras).  The National Banking and Securities Commission of Mexico (Comisión Nacional Bancaria y de Valores) has authorized the issuance of CPOs by the CPO Trustee.  Registration of the CPOs in the National Registry of Securities (Registro Nacional de Valores) has been authorized by the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores).

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.01.  Maintenance of Depositary’s Office and Register.  Until the termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books in its Principal Office for the registration of Receipts and transfers of Receipts, which office shall be open at all reasonable times for inspection by Holders and the Company, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

If any Receipts or the GDSs evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or the Depositary shall appoint a Registrar or one or more co-registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges or systems and with the terms of any such appointment.  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary.  The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled thereto and will be entitled to protection and indemnity to the same extent as the Depositary.  Such co-transfer agents may be removed and substitutes appointed by the Depositary.  Each Receipt registrar, co-registrar or co-transfer agent appointed under this Section 5.01 shall give notice in writing within five (5) business days of the date of appointment to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.  The Depositary shall not appoint a Registrar, co-registrar or co-transfer agent that is not an affiliate of the Depositary without the written approval of the Company, which shall not be unreasonably withheld.

The Depositary may perform its obligations under this Section 5.01 through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

SECTION 5.02.  Lists of Receipt Holders.  Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date available, of the names, addresses and holdings of GDSs by all persons in whose names Receipts are registered on the books of the Depositary or any agent of the Depositary maintained for such purpose.  The Company and the CPO Trustee shall have the right to inspect the transfer and registration records of the Depositary relating to Receipts pursuant to the provisions of Section 5.01 hereof, to take copies thereof and to require the Depositary to direct the Registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Company may reasonably request.

SECTION 5.03.  Obligations of the Depositary, the Custodian and the Company.  Each of the Company and its agents and controlling persons assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or Beneficial Owners or any other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without negligence or bad faith.  Each of the Depositary and its agents and controlling persons assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or Beneficial Owners or any other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence or bad faith.  The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company or their respective agents.  The Company undertakes also to cause the performance of the parties under the Trust Agreement.  Without limitation of the preceding, none of the Depositary, its controlling persons, its agents or the Company, its controlling persons, or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary.  Neither the Depositary, its agents, its controlling persons, the Company, its controlling persons, nor its agents shall be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person by or on behalf of whom CPOs are presented for deposit, any Holder or Beneficial Owner or any other person believed by it or them in good faith to be competent to give such advice or information.  Each of the Depositary, its controlling persons, its agents and the Company, its controlling persons, and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.  Subject to the provisions of this Section 5.03, neither the Depositary nor its agents shall be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any vote is cast or for the effect of any vote or failure to vote provided that such action or non-action is taken in good faith and in accordance with this Deposit Agreement.

The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04.  Prevention or Delay in Performance by the Depositary or the Company.  Neither the Depositary, its agents, nor the Company nor its agents or their respective controlling persons, if any, shall incur any liability to any Holder or Beneficial Owner or any other person (i) if, by reason of any present or future law, order of any government or agency thereof or any court, decree, regulation or fiat of Mexico, the United States or any other country, the bylaws or similar document of the Company, the Trust Agreement, the CPO Deed, the provisions of or governing any Deposited Securities, act of God, war, terrorism or other circumstances beyond its control, the Depositary, its agents, the CPO Trustee, the Company or its agents or their respective controlling persons shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; (ii) by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing that by the terms of this Deposit Agreement it is provided shall or may be done or performed; (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement; (iv) for the inability of any Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders or Beneficial Owners, or (v) for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.02, 4.03 or 4.05, or an offering or distribution pursuant to Section 4.04, or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.05.  Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary hereunder by sixty (60) days’ written notice of its election so to do to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided, which appointment shall be on terms satisfactory to the Company in its sole discretion.

The Depositary may at any time be removed by the Company by sixty (60) days’ written notice, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided, which appointment shall be on terms satisfactory to the Company in its sole discretion. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders or Beneficial Owners of all outstanding Receipts and such other books and records maintained by such predecessor and its agents with respect to its function as Depositary hereunder.  Any such successor depositary shall promptly mail notice of its appointment to the Holders or Beneficial Owner.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.06.  Charges of Depositary.  The Company agrees to pay the fees and out-of-pocket expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Company and the Depositary from time to time.

The following charges shall be incurred by any party depositing or withdrawing CPOs or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a delivery of Receipts pursuant to Section 4.03), or by Owners, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of CPOs generally on the register or the CPO Trust, the Company or Foreign Registrar and applicable to transfers of CPOs to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06, (5) a fee of $5.00 or less per 100 Global Depositary Shares (or portion thereof) for the delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) a fee of $.02 or less per Global Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.02 through 4.04 hereof, (7) a fee for the distribution of securities pursuant to Section 4.05, such fee being in an amount equal to the fee for the execution and delivery of Receipts referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were CPOs) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause 6, a fee of $.02 or less per Global Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 9 below and (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of CPOs or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.07 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

All fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three (3) months.  The charges and expenses of the Custodian, Nominee or any other agent of the Depositary are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided in this Section 5.06 shall survive the termination of this Deposit Agreement and, as to any Depositary, the resignation or removal of such Depositary pursuant to Section 5.05 (but then only with respect to such fees, charges and expenses due and owing at the time of such termination, resignation or removal including those pursuant to Section 5.05 hereof).

SECTION 5.07.    The Custodian.  The Depositary has initially appointed Banco Inbursa, S.A. as Custodian and agent of the Depositary for the purpose of this Deposit Agreement.  The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it.  The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least thirty (30) days prior to the date on which such resignation is to become effective.  If upon receipt of such notice of resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian approved by the Company, such approval not to be unreasonably withheld,  that is organized under the laws of Mexico, which shall thereafter be the Custodian hereunder.  The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged and appoint a substitute or an additional custodian approved by the Company, such approval not to be unreasonably withheld, who shall thereafter be a Custodian hereunder.  Forthwith upon its appointment, each such substitute or additional custodian shall deliver to the Depositary an acceptance of such appointment satisfactory in form and substance to the Depositary.  Any Custodian ceasing to act hereunder as Custodian shall deliver all Deposited Securities held by it to a Custodian continuing to act upon the instruction of the Depositary.  The Depositary shall, after any change in Custodian, give notice in writing to the Company of the appointment of a substitute or new Custodian not named in the Receipts, the name of the substitute or new Custodian and location of its principal office.

Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of any Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.08.  Notices and Reports.  On or before the first date on which the Company, the CPO Trustee or the Common Representative gives notice, by publication or otherwise, of any meeting of holders of CPOs, Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders of CPOs, Shares or other Deposited Securities other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees, and it agrees to cause or direct the CPO Trustee or the Common Representative, as the case may be, to transmit to the Depositary and the Custodian a copy of the notice thereof at the time required pursuant to the terms of the Trust Agreement, Mexican law and the NYSE rules and requirements in the English language but otherwise in the form given or to be given to holders of CPOs, Shares or other Deposited Securities, as the case may be.  The Company shall, upon request, also furnish to the Custodian and the Depositary at such time, a summary, in English, of any applicable provisions or proposed provisions of the bylaws of the Company, the Trust Agreement or the CPO Deed that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

The Depositary will arrange for the prompt transmittal by the Custodian to the Depositary of such notices and any other reports and communications that are generally provided by the Company to holders of its Shares, by the CPO Trustee to holders of CPOs or by the Common Representative to CPO holders.  If requested in writing by the Company, the Depositary shall arrange for the prompt delivery or mailing of copies thereof to all Holders or, at the request of the Company, make such notices, reports and other communications available to all Holders on a basis similar to that for holders of CPOs or other Deposited Securities or on such other basis as the Company may reasonably advise the Depositary may be required by any applicable law, regulation or stock exchange requirement.  The Company will furnish the Depositary with annual reports in English, which will include a review of operations, and annual audited consolidated financial statements prepared in conformity with Mexican FRS together with a reconciliation of net income and stockholders equity to U.S. GAAP.  The Company will also furnish the Depositary with an English translation of its unaudited quarterly financial statements prepared in accordance with Mexican FRS.  Upon receipt thereof, if requested in writing by the Company, the Depositary will promptly mail such reports to all Holders.  The Company will also provide to the Custodian or the Depositary an English language translation of such reports or communications concurrently with the receipt by the Custodian of such reports or communications.  To the extent the Company does not provide English text translations or adequate English text summaries of documents, the Depositary  may, but shall not be required to, obtain English translations or adequate English summaries of any notices, reports or communications which are generally provided by the Company to its shareholders or by the CPO Trustee or the Common Representative to holders of CPOs which are not initially furnished to the Depositary in English text.

SECTION 5.09.  Issuance of Additional CPOs, Etc.  In the event of any issuance of additional CPOs or of other securities (including rights and convertible or exchangeable securities) as a dividend or distribution with respect to the CPOs or other Deposited Securities evidenced by Receipts, the Company will promptly notify the Depositary of such issuance and, upon request of the Depositary will promptly furnish the Depositary a written opinion from counsel for the Company in the United States, which counsel and opinion shall be reasonably satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act of 1933 to be in effect at or prior to such time as such dividend or distribution is made available to the Holders entitled thereto and, if in the opinion of such counsel a registration statement is required, stating whether or not there is a registration statement in effect which will cover the issuance of such securities.

The Company agrees that it will obtain legal advice as to whether future issuances to Holders to be paid for in cash of (1) additional Shares or CPOs, (2) rights to subscribe for Shares or CPOs, (3) securities convertible into or exchangeable for Shares or CPOs, or (4) rights to subscribe for securities convertible into or exchangeable for Shares or CPOs (in each event other than as a dividend or distribution set forth above), are such as to make it necessary for a registration statement under the Securities Act of 1933 covering such securities to be in effect.  If being advised by United States counsel, the Company determines that an issuance of such securities is required to be registered under the Securities Act of 1933, the Company will (x) register such issuance to the extent necessary, (y) alter the terms of the issuance to avoid the registration requirements of the Securities Act of 1933 or (z) direct the Depositary not to accept such securities for deposit or to take specific measures (and the Depositary shall use reasonable efforts to take such measures) with respect to the acceptance for deposit of CPOs to prevent such issuance from being made in violation of the registration requirements of the Securities Act of 1933.  Notwithstanding the foregoing, the Company shall not be required to register any securities under the Securities Act of 1933 and may issue any securities or rights thereto even if certain Holders may not be able to receive the full benefits therefrom.

The Company agrees with the Depositary that none of the Company, any company or person controlling, controlled by or under common control with the Company, any officer, director (or persons performing similar functions), any other affiliate of the Company or the CPO Trustee, will at any time deposit any CPOs, Shares or other securities either upon original issuance or upon a sale of CPOs previously issued and reacquired by the Company or by any such controlled or controlling company or person, or officer, director or other affiliate or the CPO Trustee unless (i) a registration statement is in effect as to such CPOs, Shares or other securities under the Securities Act of 1933, (ii) such CPOs, Shares or other securities are not required to be registered under the Securities Act of 1933 or any applicable laws of any state of the United States and would not be deemed to be Restricted Securities following any offer and sale thereof by such Company or any such controlled or controlling company or person, officer, director or other affiliate or CPO Trustee as confirmed by a written opinion from counsel for the Company in the United States, which counsel and opinion shall be reasonably satisfactory to the Depositary, or (iii) the Company directs the Depositary to adopt an alternative method of distributing GDSs representing such CPOs, Shares or other securities, as contemplated by the proviso to Section 4.04.  The Company agrees to advise the CPO Trustee of its obligations arising here from and, to the extent practicable, obtain the CPO Trustee’s compliance herewith.

SECTION 5.10.  Indemnification.  The Company shall indemnify, defend and save harmless the Depositary, the Custodian and any other agent of the Company or the Depositary appointed hereunder, and their respective officers, directors and employees (the “indemnified persons”), against any loss, liability, tax or expense (including reasonable fees and expenses of counsel) that may arise (a) out of acts performed or omitted in connection with the Trust Agreement, this Deposit Agreement, the Receipts, as the same may be amended, modified or supplemented from time to time, the GDSs evidenced thereby and the Deposited Securities represented thereby, (i) by such indemnified person, except to the extent such loss, liability, tax or expense is due to negligence or bad faith of such indemnified person, or (ii) by the CPO Trustee, the Company or any of its agents (other than the indemnified persons), or (b) out of or in connection with any offer, sale or exchange of Receipts, GDSs, CPOs, Shares or other Deposited Securities or any offering circular or registration statement under the Securities Act of 1933 (whether or not declared effective) in respect thereof or in respect of any cancellation of depositary receipts previously issued by the Depositary, or under the Securities Exchange Act of 1934, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to the Depositary furnished in writing to the Company by the Depositary expressly for use in (x) a registration statement under the Securities Act of 1933 or Securities Exchange Act of 1934 or (y) an offering circular or memorandum pursuant to which Receipts, GDSs, CPOs, Shares or other Deposited Securities are offered or sold.

The Depositary shall indemnify, defend and save harmless the Company and its respective officers, directors and employees against any loss, liability or expense incurred by the Company in connection with this Deposit Agreement and the Receipts due to the negligence or bad faith of the Depositary or arising out of information relating to any indemnified person, furnished in writing to the Company by the Depositary expressly for use in (x) a registration statement under the Securities Act of 1933 or Securities Exchange Act of 1934 or (y) an offering circular or memorandum pursuant to which Receipts, GDSs, CPOs, Shares or other Deposited Securities are offered or sold.  The obligations set forth in this section shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

SECTION 5.11.  Exclusivity.  The Company agrees not to appoint any other depositary for issuance of GDRs so long as The Bank of New York is acting as Depositary hereunder.

SECTION 5.12.  List of Restricted Securities Owners.  Unless otherwise agreed by the Depositary and the Company and subject to Section 5.09, upon each issuance by the CPO Trustee or the Company of any securities that are Restricted Securities, the Company shall provide the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially acquired Restricted Securities.  The Company agrees to advise in writing each of the holders thereof that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

SECTION 5.13.  Maintenance of Records and Documents.  The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.08, and of canceled or destroyed Receipts under section 2.09, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by applicable law.  The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at times consistent with such procedures or applicable law.

SECTION 5.14.  Pre-Release Transactions.  Subject to the further terms and provisions of this Section 5.14, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in GDSs.  The Depositary may (i) issue GDSs prior to the receipt of CPOs pursuant to Section 2.02 (each such transaction, a “Pre-Release Transaction”) and (ii) deliver CPOs upon the receipt of GDSs for withdrawal of Deposited Securities pursuant to Section 2.05, including GDSs which were issued under (i) above but for which CPOs may not have been received.  The Depositary may receive GDSs in lieu of CPOs under (i) above.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom GDSs are to be delivered (v) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the CPOs that are to be delivered by the Applicant under such Pre-Release Transaction, (w) assigns all beneficial rights, title and interests in such CPOs to the Depositary in its capacity as such (and for the benefit of the Holders of GDSs), (x) agrees to indicate the Depositary as owner of such CPOs in its records and to hold such CPOs in trust for the Depositary until such CPOs are delivered to the Custodian and to refrain from taking any action with respect to such CPOs and GDSs that is inconsistent with the transfer of beneficial ownership, other than a satisfaction of such Pre-Release Transaction, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such CPOs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of GDSs involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the GDSs outstanding (without giving effect to GDSs outstanding under (i) above), provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate and may, with the prior consent of the Company, increase such limit for purposes of general application.

The Depositary may also set limits with respect to the number of GDSs involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

ARTICLE VI

AMENDMENT AND TERMINATION

SECTION 6.01.  Amendment.  The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect without consent of the Holders which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the issuance of Receipts or the making of deposits, and other taxes and charges listed in Section 5.06 (i)-(v) inclusive of this Deposit Agreement), or which shall otherwise prejudice any substantial existing right of Holders and Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts.  Every Holder and Beneficial Owner at the expiration of thirty (30) days after such notice shall be deemed by continuing to hold such Receipt, or an interest therein,  to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder or Beneficial Owner to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law and the provisions of the Trust Agreement.

SECTION 6.02.  Termination.  The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least forty-five (45) days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement at any time after the expiration of ninety (90) days after the Depositary shall have delivered to the Company a written notice of its election to resign, provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 5.05 before the end of such ninety (90) day period.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of CPOs or other securities and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities (that are not CPOs) into cash as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property (in all such cases, without liability for interest) , in exchange for Receipts surrendered to the Depositary, in all cases after payment of the fees of the Depositary.  At any time and without unreasonable delay after the expiration of six (6) months from the date of termination, the Depositary shall sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, in a segregated escrow account and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash and for its obligations under Section 5.10 hereof.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Section 5.06 and 5.10 hereof, which shall survive such termination.  The obligations of the Depositary under Section 5.10 shall survive the termination of this Deposit Agreement.

On or before termination of the CPO Trust, the Company and the Depositary shall effect such amendments to the terms of the Deposit Agreement, or the Company shall instruct the Depositary to terminate the Deposit Agreement, as the Company and the Depositary deem appropriate, consistent with the provisions of applicable law and the by-laws of the Company.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01.  Counterparts.  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

SECTION 7.02.  No Third Party Beneficiaries.  This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03.  Severability.  In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04.  Holders and Beneficial Owners as Parties; Binding Effect.  The Holders and Beneficial Owners from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.05.  Notices.  Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered, or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to GRUPO TELEVISA, S.A.B., Avenida Vasco de Quiroga 2000, Edificio “A”, Piso 3, Colonia Santa Fé, 01260 México, D.F., México, Attention: Vice President of Finance of the Company; facsimile number: 5255-5261-2524, or to any other address which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: American Depositary Receipt Administration, or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Holder shall be deemed to have been duly given if (a) personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or, if such Holder shall have filed with the Depositary a request that notices intended for such Holder be mailed to some other address, at the address specified in such request, or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of this Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose.  Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement.  Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of GDSs held by such other Holders.

Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service, without regard for the actual receipt or time of actual receipt thereof by a Holder.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from any Holder, the Custodian or the Company, notwithstanding that such cable, telex or facsimile transmission shall not be subsequently confirmed by letter.

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender’s records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

SECTION 7.06.  Governing Law.  This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York without regard to the principles of conflicts of laws thereof.

SECTION 7.07.  Compliance With U.S. Securities Laws.  Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Instruction I A(l) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

SECTION 7.08.  Assignment.  This Deposit Agreement may not be assigned by either the Company or the Depositary, except (i) in the case of the Company, in connection with a merger or consolidation or sale of substantially all its assets and (ii) in the case of the Depositary, an assignment of this Deposit Agreement to an affiliate or subsidiary of the Depositary or in connection with any reorganization, merger, consolidation, sale of assets or other form of business combination by the Depositary..

SECTION 7.09.  Amendment and Restatement.  The Depositary shall arrange to have new GDRs printed that reflect the form of GDR attached to this Deposit Agreement. All GDRs issued hereunder after the date hereof, whether upon the deposit of CPOs or other Deposited Securities or upon the transfer, combination or split-up of existing GDRs, shall be substantially in the form of the specimen GDR attached as Exhibit A hereto. However, GDRs issued prior to the date hereof and outstanding as of the date hereof, which do not reflect the form of GDR attached hereto as Exhibit A, do not need to be called in for exchange and may remain outstanding  until such time as the Holders thereof choose to surrender them for any reason under this Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

The Company hereby instructs the Depositary to (i) promptly send notice of the execution of this Deposit Agreement  to all holders of global depositary receipts issued pursuant to the Old Deposit Agreement and outstanding as of the date hereof and (ii) inform holders of global depositary receipts issued pursuant to the Old Deposit Agreement and outstanding as of the date hereof that they have the opportunity, but are not required, to exchange their GDRs for one or more GDR(s) issued pursuant to this Deposit Agreement.

Holders and Beneficial Owners of global depositary receipts issued pursuant to the Old Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and Beneficial Owners of GDRs issued pursuant and be subject to all of the terms and conditions of this Deposit Agreement in all respects, provided, however, that any term of this Deposit Agreement that prejudices any substantial existing right of holders or beneficial owners of global depositary receipts issued under the Old Deposit Agreement shall not become effective as to Holders and Beneficial Owners until thirty (30) days after notice of the amendments effectuated by this Deposit Agreement shall have been given to holders of GDRs outstanding as of the date hereof.

IN WITNESS WHEREOF, GRUPO TELEVISA, S.A.B. and THE BANK OF NEW YORK have duly executed this Deposit Agreement as of the day and year first set forth above and all Holders and Beneficial Owners shall become parties hereto upon acceptance of GDSs outstanding under the terms hereof.

GRUPO TELEVISA, S.A.B.

By: ___________________________________

Name:
Title:

THE BANK OF NEW YORK

By: ___________________________________

Name:
Title:

EXHIBIT A

(FORM OF FACE OF RECEIPT)

THE HOLDER OF THIS GLOBAL DEPOSITARY RECEIPT MAY NOT BE ENTITLED TO EXERCISE ANY VOTING RIGHTS WITH RESPECT TO THE SERIES A SHARES, SERIES B AND THE SERIES D SHARES OF GRUPO TELEVISA, S.A.B.  REPRESENTED BY THE CERTIFICADOS DE PARTICIPACION ORDINARIOS REPRESENTED BY THE GLOBAL DEPOSITARY SHARES EVIDENCED BY THIS GLOBAL DEPOSITARY RECEIPT.

Number ____________	CUSIP No. _________________

Global Depositary Shares (Each Global Depositary
Share Representing Five Certificados de Participación
Ordinarios, Each Representing 25 Series A Shares, 22 Series B Shares,
35 Series L Shares and 35 Series D Shares)

GLOBAL DEPOSITARY RECEIPT

evidencing

GLOBAL DEPOSITARY SHARES

representing

DEPOSITED CERTIFICADOS DE PARTICIPACION ORDINARIOS

representing financial interests in,

and limited voting rights with respect to,

25 SERIES A SHARES, 22 SERIES B SHARES,
35 SERIES L SHARES AND 35 SERIES D SHARES ONE SERIES HELD IN TRUST

of

GRUPO TELEVISA, S.A.B.

(Incorporated under the laws of

THE UNITED MEXICAN STATES)

THE BANK OF NEW YORK, a New York banking corporation, as depositary (the “Depositary”), hereby certifies that __________, or registered assigns, is the owner of __________________________ Global Depositary Shares, representing deposited Certificados de Participación Ordinarios, without par value (“CPOs”), or evidence of rights to receive such CPOs, issued by Nacional Financiera, S.N.C.  (the “CPO Trustee”) pursuant to the Trust Agreement, dated November 22, 1993, between Emilio Azcárraga Milmo, GRUPO TELEVISA, S.A.B., a limited liability public stock corporation organized under the laws of the United Mexican States (the “Company”) and the CPO Trustee (the “Trust Agreement”), of the Company.  At the date hereof, each Global Depositary Share represents five (5) CPOs deposited under the Deposit Agreement (as hereafter defined) with the Custodian, which at the date of execution of the Deposit Agreement is Banco Inbursa, S.A., (herein collectively called the “Custodian”).  The ratio of Global Depositary Shares to CPOs is subject to amendment as provided in the Deposit Agreement.  At the date hereof each CPO represents financial interests in, and limited voting rights with respect to, 25 Series A Shares, without par value (“Series A Shares”), 35 Series B Shares, without par value (“Series B Shares”), 35 Preferred Payment Shares, without par value (“Series D Shares”), and 35 Series L Shares, without par value (“Series L Shares”), of the Company.  The Series A Shares, Series B Shares, Series D Shares and Series L Shares are sometimes hereinafter collectively referred to as the “Shares”.

(1)

The Deposit Agreement.  This Global Depositary Receipt is one of an issue of Global Depositary Receipts (“Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of ______, 2007 (the “Deposit Agreement”), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of GDSs evidenced by GDRs issued thereunder. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of Receipts and the rights and duties of the Depositary in respect of the CPOs deposited thereunder and any and all other securities, property and cash from time to time received in respect of such CPOs and held thereunder (such CPOs, securities, property and cash are herein called “Deposited Securities”).   Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian.  Each Holder and each Beneficial Owner, upon acceptance of a GDR issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and applicable GDR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action contemplated in the Deposit Agreement and the applicable GDR(s), included but not limited to those set forth in Article IV of the Deposit Agreement, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the by-laws of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the by-laws, to which reference is hereby made.  All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2)

Surrender of Receipts and Withdrawal of Deposited Securities.  Upon (i) surrender of a certificated GDR in form satisfactory to the Depositary at the Principal Office or (ii) receipt of proper instructions and documentation in the case of a Direct Registration GDR, in each case by the Depositary for the purpose of withdrawal of the Deposited Securities represented by the GDSs evidenced by this Receipt, and upon receipt of (a) payment of all fees (including the fee of the Depositary for the surrender and cancellation of Receipts provided for in paragraph (8) of this Receipt), expenses (including CPO registration, transfer or custody fees), taxes and governmental charges payable in connection with such surrender, (ii) written instructions of the Holder and (iii) such certification or agreements as the Depositary and the Company may require from the Holder of such Receipt, subject to the terms and conditions of the Deposit Agreement, the Holder of such Receipt shall be entitled to delivery or electronic transfer, to him or upon his order, or to an account designated by such Holder, of the Deposited Securities at the time represented by the GDSs evidenced by such Receipt. Such delivery of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered or written instructions received for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer.  The person requesting withdrawal of Deposited Securities shall deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered (subject to applicable clearing procedures of Indeval, applicable laws, the by-laws of the Company and the provisions of the Trust Agreement and subject to the provisions of the Deposit Agreement) to or upon the written order of a person or persons designated in such order.

Holders or Beneficial Owners who withdraw securities that are Deposited Securities (other than CPOs) for their own account, must register with the Mexican Registro Nacional de Inversiones Extranjeras (the “National Registry of Foreign Investment”) within forty (40) business days from the date of withdrawal. Under provisions of Mexican law and the Trust in force as of the date of the Deposit Agreement, holders of CPOs are not entitled to receive physical certificates evidencing such CPOs but may request certification by Indeval and the relevant Indeval Participants as to their ownership of CPOs under certain circumstances.

The Depositary shall not accept for surrender a Receipt evidencing GDSs representing less than one CPO.  In the case of surrender of a Receipt evidencing a number of GDSs representing other than a whole number of CPOs, the Depositary shall cause ownership of the appropriate whole number of CPOs to be recorded in the name of the Holder surrendering such Receipt, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing GDSs representing any remaining fractional CPO.

After the Fifteenth Anniversary:

(a)

Mexican CPO Holders, subject to compliance with the terms of the Trust and applicable laws of Mexico, may be able to surrender CPOs for the purpose of withdrawal of the Series A Shares, Series B Shares, Series L Shares and Series D Shares represented thereby.

(b)

Non-Mexican CPO Holders, subject to compliance with the terms of the Trust and applicable laws of Mexico, may be able to (i) instruct the CPO Trustee to sell the Series A Shares, Series B Shares and Series D Shares underlying the CPOs to persons legally qualified to acquire such Series A and Series D Shares pursuant to the by-laws of the Company and applicable Mexican laws, and receive the proceeds from such sale and (ii) surrender CPOs for the purpose of withdrawal of the Series L Shares underlying the CPOs.

In each case, transfer of ownership of the CPOs (and of the Series A Shares, Series B Shares, Series L Shares and Series D Shares to the extent otherwise permitted) will be effected through the records maintained by Indeval and Indeval Participants.

(3)

Transfers, Split-ups and Combinations.  The Depositary, subject to the terms and conditions of the Deposit Agreement, this Receipt and any applicable securities laws of the United States or any state thereof, shall register transfers of this Receipt on its transfer books upon any surrender to the Principal Office of the Depositary of this Receipt by the Holder thereof in person or by duly-authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and, in the case of this Receipt the accurate completion of any endorsements appearing on this Receipt) and duly stamped as may be required by any applicable law.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of GDSs as those evidenced by the Receipts surrendered, subject to receipt of any certifications by such person as the Depositary and the Company may require in order to comply with applicable laws.

The Depositary, subject to the terms and conditions of the Deposit Agreement, this Receipt and any applicable securities laws of the United States or any state thereof, shall upon surrender of this Receipt for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts in the name of the same Holder for any authorized number of GDSs requested, evidencing the same aggregate number of GDSs as this Receipt surrendered.  The Depositary may close the register (a) at any time or from time to time when deemed expedient by it in connection with the performance of its duties hereunder or (b) at the request of the Company. The Depositary shall make reasonable efforts to consult with the Company if practicable, and shall notify the Company, in the case of any closure under clause (a) of the preceding sentence that is outside of the ordinary course of business.  In connection with any split-up or combination of this Receipt pursuant to this paragraph not involving transfer, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of the Deposit Agreement.

At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated GDR with a Direct Registration GDR, or vice versa, execute and deliver a certificated GDR or a Direct Registration GDR, as the case may be, for any authorized number of GDSs requested, evidencing the same aggregate number of GDSs as those evidenced by the certificated GDR or Direct Registration GDR, as the case may be, substituted.

(4)

Certain Limitations.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution in respect thereof or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Receipt, or the depositor of CPOs, in order to reflect such execution and delivery, registration of transfer, split-up, combination, surrender, delivery or withdrawal: (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, custody or registration fee with respect thereto (including any such tax or charge and fee with respect to CPOs being deposited, transferred or withdrawn) and payment of any fees and charges of the Depositary upon delivery of Receipts against deposits of CPOs and upon withdrawal of Deposited Securities against surrender of Receipts as provided in paragraph (8) of this Receipt; (ii) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Trust Agreement or the Deposit Agreement including, without limitation, paragraph (25) hereof and the rules of the New York Stock Exchange; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice.

The delivery of Receipts against deposits of CPOs generally or of particular CPOs may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding Receipts for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Trust (or the appointed agent of the Trust for the transfer and registration of CPOs) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary at any time or from time to time, subject in all cases to paragraph (25) hereof.

Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended or refused, except as permitted in General Instruction I.A(1) to the Form F-6 Registration Statement (as such instruction may be amended from time to time) under the Securities Act of 1933 in connection with (i) temporary delays relating to the deposit of CPOs in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

The Depositary will comply with reasonable written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit thereunder any certificated CPOs identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States and other jurisdictions.

(5)

Liability of Holders for Taxes and Other Charges.  If any Mexican or other tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by the GDSs evidenced by any Receipt, or the deposit, transfer or withdrawal thereof, or otherwise, such tax or other governmental charge shall be payable by the Holder  to the Depositary.  The Depositary may refuse, and the Company and the CPO Trustee shall be under no obligation, to effect any registration of transfer of all or a part of such Receipt or split-up or combination of such Receipt or any deposit or withdrawal of Deposited Securities represented by the GDSs evidenced hereby until such payment is made, and may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder  any part or all of the Deposited Securities represented by the GDSs evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder  hereof remaining liable for any deficiency.

(6)

Representations and Warranties by Depositor.  Each person depositing CPOs under the Deposit Agreement shall be deemed thereby to represent and warrant that such CPOs, the underlying Shares and any certificate therefore are validly issued and outstanding, fully paid and nonassessable and that any preemptive rights have been validly waived or exercised, and that the person making such deposit is duly-authorized to do so.  Every such person shall also be deemed to represent that the deposit of CPOs or sale or transfer of Receipts by that person is not restricted under the Securities Act of 1933, and that the CPOs (and Shares represented thereby) deposited by that person are not Restricted Securities. Such representations and warranties shall survive the deposit of CPOs and issuance or cancellation of Receipts in respect thereof.

(7)

Filing Proofs, Certificates, and Other Information.  Any person depositing CPOs, any Holder or any person who wishes to give instructions as to voting the Shares underlying the CPOs represented by GDSs, may be required from time to time (a) to file with the Depositary or the Custodian such proof of citizenship, nationality, residence, exchange control approval, payment of all applicable Mexican taxes or other governmental charges, compliance with all applicable laws, regulations, and provisions governing Deposited Securities and the terms of the Deposit Agreement, and legal or beneficial ownership of Receipts, Deposited Securities and other securities, and the nature of such interest, (b) to provide information to the Depositary or Custodian relating to the registration on the books of the Trust or the Company (or the appointed agent for the transfer and registration of CPOs) of the CPOs presented for deposit or other information, (c) to execute such certificates, and (d) to make such written representations and warranties as the Depositary or the Company may deem necessary or proper to enable the Depositary or the Company to perform its obligations hereunder or under applicable laws or the CPO Trustee to perform its obligations under the Trust or under applicable laws.  The Depositary may withhold the delivery or registration of transfer of all or part of any Receipt, the delivery of any dividend or other distribution or of rights or of the net proceeds of the sale thereof or, subject to Section 7.07 of the Deposit Agreement , the delivery of any Deposited Security represented by the GDSs evidenced by such Receipt, or may refuse to cause to be exercised the voting rights, if any, in respect of Deposited Securities, until the foregoing is accomplished to the satisfaction of the Company and the Depositary .  The Depositary shall, upon the Company’s written request, provide to the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives.

(8)

Charges of Depositary.  The Company agrees to pay the fees and out-of-pocket expenses of the Depositary and those of any Registrar, if any, as are provided in Section 5.06 of the Deposit Agreement and this Article 8 only in accordance with agreements in writing entered into between the Company and the Depositary from time to time.

The following charges shall be incurred by any party depositing or withdrawing CPOs or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a delivery of Receipts pursuant to Section 4.03 of the Deposit Agreement), or by Owners, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of CPOs generally on the register or the CPO Trust, the Company or Foreign Registrar and applicable to transfers of CPOs to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06, (5) a fee of $5.00 or less per 100 Global Depositary Shares (or portion thereof) for the delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) a fee of $.02 or less per Global Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.02 through 4.04 thereof, (7) a fee for the distribution of securities pursuant to Section 4.05 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of Receipts referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were CPOs) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under Clause 6, a fee of $.02 or less per Global Depositary Share (or portion thereof) for depositary services, which will be payable as provided in clause 9 below and (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of CPOs or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.07 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

All fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three (3) months.  The charges and expenses of the Custodian, Nominee or any other agent of the Depositary are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided in Section 5.06 of the Deposit Agreement and this Article 8 shall survive the termination of the Deposit Agreement and, as to any Depositary, the resignation or removal of such Depositary pursuant to Section 5.05 of the Deposit Agreement (but then only with respect to such fees, charges and expenses due and owing at the time of such termination, resignation or removal including those pursuant to Section 5.05 of the Dposit Agreement).

(9)

Title to Receipts.  Title to this Receipt and to the GDSs evidenced hereby, subject to any limitations set forth in this Receipt, when properly endorsed or accompanied by properly executed instruments of transfer (including signature guarantees in accordance with standard industry practice), shall be transferable by delivery with the same effect as in the case of a certificated security under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder (as defined in the Deposit Agreement) of a Receipt as the absolute owner thereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the registered Holder thereof.

(10)

Validity of Receipt.  This Receipt and no GDS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless this Receipt has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) if required, countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained  by the Registrar for the registration of issuance and transfers of Receipts. Receipts bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary.

(11)

Disclosure of Beneficial Ownership.  The Company and the Depositary may from time to time request Holders and Beneficial Owners or former Holders or former Beneficial Owners to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters.  Each Holder or Beneficial Owner agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this paragraph and such agreement shall survive any disposition of their interest in Deposited Securities.

(12)

Ownership Restrictions.  The Company may restrict transfers of the CPOs where such transfer might result in ownership of CPOs or Shares exceeding the limits under applicable law, the Company’s by-laws, the Trust or the CPO Deed.  The Company may also restrict, in such manner as it deems appropriate, transfers of the GDSs where such transfer may result in the total number of CPOs represented by the GDSs beneficially owned by a single Holder or Beneficial Owner to exceed the limits under any applicable law, the Company’s by-laws, the Trust or the CPO Deed.  The Company may, in its sole discretion, instruct the Depositary to instruct the Holder of such GDSs to cancel such GDSs so as to permit the Company to deal directly with such Holder and/or Beneficial Owner and the Depositary agrees to so instruct.  Holders and Beneficial Owners agree to abide by any such instructions..

Non-Mexican states and governments are prohibited under the Company’s by-laws and Mexican Federal Radio and Television Law from owning Shares of the Company and are, therefore, prohibited from being the beneficial or record owners of the Shares, CPOs, GDSs and GDRs.

(13)

Available Information.  The Company is subject to the periodic reporting requirements under the Securities Exchange Act of 1934 and, accordingly, is required to file certain reports and information with the Commission.  Such reports and information can be inspected and copied at public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

Dated:

Countersigned	THE BANK OF NEW YORK, as Depositary
By: __________________________ Authorized Signatory	By: _____________________________ Title:

On the date of the Deposit Agreement, the address of the Principal office of the Depositary is 101 Barclay Street, New York, New York 10286.

(FORM OF REVERSE OF RECEIPT)

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(14)

Distributions Upon Deposited Securities.  Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution by the Company or the CPO Trustee on any Deposited Securities (which dividend or other distribution may be made in dollars or Pesos, in the Company’s sole discretion), the Depositary shall, if paid in Pesos, subject to the Deposit Agreement, convert or cause such dividend or distribution to be converted into dollars and shall promptly distribute the dollars  received (from the Company or the CPO Trustee or as the proceeds of the conversion of Pesos) to the Holders entitled thereto in proportion to the number of GDSs representing such Deposited Securities held by them respectively, after deduction of the expenses of the Depositary; provided, however, that in the event that the Company, the CPO Trustee, the Custodian or the Depositary shall be required to withhold and does withhold, subject to Section 4.11 of the Deposit Agreement, from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder in respect to GDSs representing such Deposited Securities shall be reduced accordingly.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars distributable to the Holders entitled thereto and the resulting dollars transferred to the United States, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation in accordance with the terms thereof.  Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary may, after consultation with the Company, file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into dollars distributable to Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary or the Custodian to, or hold such balance for the account of, the Holders for whom such conversion and distribution is not practicable.

Whenever the Custodian or the Depositary receives from the CPO Trustee any distribution of a dividend in or free distributions of CPOs (including, as the case may be, Shares represented by the CPOs), the Depositary may, with the approval of the Company and the CPO Trustee, and shall if the Company so requests and provides an opinion of United States counsel to the Company as to the absence of any registration requirements under the Securities Act of 1933 with respect to such dividend or as to the effectiveness of a registration statement under the Securities Act of 1933 with respect thereto, distribute to the Holders of outstanding Receipts as of a record date fixed pursuant to Section 4.07 of the Deposit Agreement entitled thereto, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of GDSs representing the number of CPOs received as such dividend or free distribution, after deduction of the expenses of the Depositary; provided, however, that if for any reason (including any requirement that the CPO Trustee, the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such CPOs or Shares represented thereby must be registered under the Securities Act of 1933 or other applicable laws in order to be distributed to Holders of Receipts) the Depositary, in the absence of an opinion of United States counsel to the Company, as aforesaid, deems such distribution not to be feasible (after consultation with the Company), the Depositary may adopt such method, if any be available, as it may deem equitable and practicable (after consultation with the Company) for the purpose of effecting such distribution, including the sale (at public or private sale) of the CPOs and Shares represented thereby thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution in cash pursuant to Section 4.02 of the Deposit Agreement.  In lieu of issuing Receipts for fractional GDSs in any such case, the Depositary shall sell the number of CPOs (or Shares, as the case may be) represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.02 of the Deposit Agreement.  If additional Receipts are not so distributed (except pursuant to the preceding sentence), each GDR shall thenceforth also represent its proportionate interest in the additional GDSs issued upon the distribution of the additional CPOs received by the Depositary.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, and in the event the CPO Trustee makes such offer available to holders of CPOs, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.09 of the Deposit Agreement, or in disposing of such rights on behalf of such Holders and making the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse (without incurring liability to any person as a consequence thereof); provided, however, that the Depositary will, if the Company so requests in writing and provides an opinion of United States counsel (which opinion shall be reasonably acceptable to the Depositary) as to the absence of any registration requirements under the Securities Act of 1933 with respect to such additional Series A Shares, Series B Shares, Series L Shares and Series D Shares or other rights or as to the effectiveness of a registration statement under the Securities Act of 1933 with respect thereto, take action as follows:

(i)

if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Holders by means of warrants or otherwise, the Depositary shall, after deduction of the expenses of the Depositary as set forth in Section 5.06 of the Deposit Agreement, distribute to such Holders entitled thereto warrants or other instruments therefor in such form and upon such terms and representations as it may determine, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders; or

(ii)

if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or such warrants or other instruments, if a market therefor is available, at public or private sale, at such place or places and upon such terms as it may deem reasonable and proper and, after deduction of the expenses of the Depositary, allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement.

Neither the Depositary, the CPO Trustee nor the Company shall be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular or for the inability or failure to dispose of such rights if any market therefore is available.

Because Mexican law does not contemplate the issuance of pre-emptive rights in negotiable form, a liquid market for pre-emptive rights may not exist, and this may adversely affect the amount the Depositary would realize upon disposal of rights and its ability to carry out any disposal of such rights at all.

Notwithstanding anything to the contrary in Section 4.04 of the Deposit Agreement, if registration under the Securities Act of 1933 or any other applicable law of the rights or the securities to which any rights relate is required in order for the Company to offer such rights to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to Holders unless and until a registration statement is in effect, or unless the offering and sale of such rights or securities to such Holders are exempt from registration under the provisions of the Securities Act of 1933 and are otherwise permissible under all applicable laws.  The Company shall have no obligation to register such rights or such securities under the Securities Act of 1933 or any other applicable laws.

Whenever the Custodian or the Depositary shall receive any distribution other than cash, CPOs or rights upon any Deposited Securities, the Depositary may with the Company’s approval, and shall if the Company so requests and provides an opinion of United States counsel as to the absence of any registration requirements under the Securities Act of 1933 with respect to such distribution or as to the effectiveness of a registration statement under the Securities Act of 1933 with respect thereto, cause such securities or property to be distributed to the Holders entitled thereto, after deduction of the expenses of the Depositary, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 or other applicable laws in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, after consultation with the Company, the Depositary may adopt such method, if any be available, as it may deem equitable and practicable, after consultation with the Company, for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution in cash pursuant to Section 4.02 of the Deposit Agreement, and any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act of 1933 or any other applicable laws, in accordance with such equitable and practicable method as the Depositary may have adopted, after consultation with the Company.

In the event that any registration under the Securities Act of 1933 or any other applicable law of the rights or the securities to which any rights relate is required in order for the Company to offer such rights to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to Holders unless and until a registration statement is in effect, or unless the offering and sale of such rights or securities to such Holders are exempt from registration under the provisions of the Securities Act of 1933 and are otherwise permissible under all applicable laws.  The Company shall have no obligation to register such rights or such securities under the Securities Act of 1933 or any other applicable laws.

(15)

Record Dates.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of CPOs that are represented by each GDS or whenever the Depositary shall receive notice of any meeting of holders of CPOs, other Deposited Securities or Shares, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date (which date shall, to the extent practicable, except as provided in Section 4.08(b) of the Deposit Agreement, be the same as, or as near as practicable to the corresponding record date for CPOs or such Shares or other Deposited Securities set by the CPO Trustee or by the Company, as the case may be, subject to the requirements of applicable law, the regulations of any stock exchange on which the GDSs may be listed and the terms of the Trust Agreement) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or in respect of such changed number of CPOs represented by each GDS or in respect of such other matter, or to give instructions for the exercise of voting rights, if any, at any such meeting.  The Depositary shall notify the Company as promptly as practicable if it fixes a record date that is different from a record date fixed by the Company.  Subject to the provisions of Section 4.02 through 4.06 of the Deposit Agreement and to the other terms and conditions of that Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to exercise the rights of Holders hereunder with respect to such changed number of CPOs represented by each GDS, to give such voting instructions, to receive such notice or solicitation or to act in respect of any matter in each case in proportion to the number of GDSs held by them respectively.

(16)

Voting of Deposited Securities.

(a)

Summary of Voting Rights of Deposited Securities.  Holders of CPOs may direct the CPO Trustee to vote (i) in the case of CPO Holders’ Meeting, the CPOs, or (ii) in the case of a meeting of the holders of the Series L Shares, the Series L Shares underlying the CPOs with respect to those limited matters on which such Series L Shares, pursuant to the Company’s by-laws and Mexican law, are entitled to vote.  In addition, in the case of a meeting of the holders of the Series A Shares, Series B Shares and Series D Shares, holders of CPOs that are Mexican nationals or Mexican corporations whose by-laws exclude foreign ownership of their shares (“Mexican Holders”) may direct the CPO Trustee to vote the Series A Shares, Series B Shares and the Series D Shares underlying the CPOs with respect to those matters on which such Series A Shares, Series B Shares and Series D Shares, pursuant to the Company’s by-laws and Mexican law, are entitled to vote.  Pursuant to the provisions of the Trust, the CPOs and applicable laws of Mexico, Holders who are not Mexican nationals or Mexican corporations whose by-laws do not exclude foreign ownership of their shares (“Non-Mexican Holders”) may not direct the CPO Trustee as to how to vote the Series A Shares, Series B Shares and the Series D Shares underlying the CPOs at the relevant shareholders’ meeting.

Instructions shall be given to the CPO Trustee as to how to vote or cause to be voted the CPOs or the Shares underlying the CPOs or other securities underlying the Deposited Securities, no later than five (5) business days before relevant CPO Holders’ Meeting or shareholders’ meeting as the case may be.

In the case of shareholders’ meetings, the CPO Trustee is required under the Trust and with respect to CPOs held by Non-Mexican Holders for which the Depositary received instructions to vote pursuant to paragraph (16)(b) below, to grant a power of attorney to appoint a representative of the CPO Trustee to vote the Series A Shares, Series B Shares and Series D Shares represented by such CPOs held by Non-Mexican Holders in the same manner as the majority of the Series A Shares, Series B Shares and the Series D Shares that are held by Mexican nationals are voted at the relevant shareholders’ meeting.  The CPO Trustee will cause the Series L Shares, the Series A Shares, Series B Shares and Series D Shares underlying CPOs for which no voting instructions are given pursuant to paragraph (16)(b) or (c) below, to be voted in the same manner as the majority of Series L Shares, Series A Shares, Series B Shares or Series D Shares, as the case may be, are voted at the relevant shareholders’ meeting.

In the case of a CPO Holders’ Meeting and with respect to CPOs for which no instructions are given or received on or before the date established by the Depositary for such purpose pursuant to paragraph 16(b) below, such CPO holders shall be deemed to have instructed the Depositary and the Custodian to take such actions as are necessary and to instruct the Common Representative pursuant to paragraph 16(c)  to (x) take such actions as are necessary to cause such CPOs to be counted for purposes of satisfying applicable quorum requirements and (y) vote such CPOs in the same manner as the majority of the CPOs are voted at the relevant CPO Holders Meeting, unless the Company in its sole discretion has given prior written notice to the Depositary and the Custodian to the contrary (in which case such CPOs shall not be voted at the relevant CPO Holders’ Meeting ).  In the case of a shareholders’ meeting, the Company, the CPO Trustee and the Depositary shall use their reasonable efforts to implement, or cause the implementation of, arrangements that will enable Holders of GDSs that are Mexican Holders, and which can timely provide evidence reasonably satisfactory to the Company, the Depositary, and the CPO Trustee to such effect, to cause the CPO Trustee to grant a power of attorney to appoint a representative to vote, in addition to the Series L Shares, the Series A Shares, Series B Shares and Series D Shares underlying the CPOs held by such Mexican Holders at the relevant shareholders meeting.

Under the terms of Mexican law, a CPO Holders’ Meeting may be called by the Common Representative at the request of holders of CPOs representing at least 10% of the aggregate number of CPOs outstanding.  Whenever any Holder of Receipt(s) gives a notice to the Depositary containing a request for a CPO Holders’ Meeting concerning any business of the Trust or at which holders of CPOs may be entitled to vote, the Depositary shall direct the Custodian, as the holder of all CPOs represented by GDSs, to give notice to the Common Representative containing such request in the same form as provided in the notice from such Holder of Receipts to the Depositary.  In its notice to the Common Representative, the Custodian shall state that it is giving such notice in its capacity as the holder of that number of CPOs represented by the GDSs held by such Holder. In order for holders of CPOs to be entitled to attend a CPO Holders’ Meeting, holders must request from Indeval, through an Indeval Participant, not less than five (5) business days prior to the date on which the CPO’s Holders’ Meeting is held, a deposit receipt and must submit such receipt with the institution designated for such purposes in the notice for such meeting on or before the date prior to the date fixed for the CPO Holders’ Meeting.  Persons appointed by an instrument in writing as proxy for a holder or holders of CPOs will be entitled to attend CPO Holders’ Meetings.

(b)

Voting Instructions by GDS Holders.  As soon as practicable after receipt of notice of any meeting of holders of CPOs, Shares or other securities underlying the Deposited Securities, as applicable, the Depositary shall:

(i)

fix a record date (in accordance with the terms of Section 4.07 of the Deposit Agreement but in any event such date, subject to the requirements of applicable law and the regulations of any stock exchange on which the GDSs may be listed, should not be fewer than fifteen (15) calendar days prior to the date of the applicable meeting) for purposes of determining those Holders entitled to give instructions for the exercise of voting rights, if any, at the relevant CPO Holders’ Meeting or shareholders’ meeting, as the case may be, and

(ii)

if so requested by the Company and the CPO Trustee in a timely manner, distribute, at the Company’s or CPO’s Trustee expense, as the case may be, and provided no legal prohibitions exist, to the Holders of record a notice which shall contain:

(a)

such information as is contained in such notice of meeting,

(b)

a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of the Deposit Agreement, the Trust, Mexican law and the by-laws of the Company (which provisions, if any, shall be summarized by the Company in English in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of CPOs, Shares or other securities underlying the Deposited Securities represented by their respective GDSs at the relevant CPOs Holders’ Meeting or shareholders’ meeting, as the case may be, and

(c)

a statement as to the manner in which such voting instructions may be given, including an express indication that if no voting instructions are received by the Depositary on or before the date established by the Depositary which shall be at least six(6) calendar days prior to the date of the applicable CPOs Holders’ Meeting or shareholders’ meeting, as the case may be,

(x)

in the case of CPO Holders’ Meetings and with respect to CPOs for which no instructions are given or received on or before the date established by the Depositary, it shall be deemed that such CPOs holders have instructed the Depositary and the Custodian to take such actions as are necessary and to instruct the Common Representative to (A) take such actions as are necessary to cause such CPOs to be counted for purposes of satisfying applicable quorum requirements and (B) unless the Company in its sole discretion has given prior written notice to the Depositary and the Custodian to the contrary (in which case such CPOs shall not be voted at the relevant CPO Holders’ Meeting), vote such CPOs, in the same manner as the majority of the CPOs are voted at the relevant CPO Holders’ Meeting; or

(y)

in the case of shareholders’ meetings,  (A) if requested in writing by the Company on or prior to such date, the Depositary (in accordance with the provisions of paragraph (16)(c)) shall be deemed to have been given a discretionary proxy to a person designated by the Company or (B) if no such written request is made by the Company, the Depositary  shall not vote, attempt to exercise the right to vote that attaches to, or instruct the CPO Trustee to vote, the Shares underlying the CPOs in the relevant shareholders’ meeting.

Upon timely receipt of voting instructions from a Holder as of such record date, the Depositary shall endeavor insofar as is practicable to, as the case may be, instruct the Common Representative to vote the amount of CPOs in the relevant CPOs Holders’ Meeting in accordance with the Holder’s instructions, or cause the Custodian to instruct the CPO Trustee to vote the amount of Shares or other securities underlying the Deposited Securities in the relevant shareholders’ meeting in accordance with the Holder’s instructions. The Depositary agrees not to vote or cause to be voted the CPOs, Shares or other securities underlying the Deposited Securities represented by the GDSs other than in accordance with such instructions from the Holder of the GDSs or deemed instructions as set forth in paragraph (16)(c), as the case may be, subject to the voting limitations set forth in this paragraph (16) and Section 4.08 of the Deposit Agreement.

(a)

Uninstructed CPOs.

(i)

In the event that the Depositary does not timely receive instructions from a Holder as to the exercise of voting rights relating to the CPOs in the relevant CPOs Holders’ Meeting, or if no instructions are received by the Depositary from any Holder as to the exercise of voting rights relating to such CPOs in the relevant CPOs Holders’ Meeting, on or before the date established by the Depositary for such purposes pursuant to paragraph (16)(b) above, it shall be deemed that such CPOs holders have instructed the Depositary and the Custodian to instruct the Common Representative to

(a)

take such actions as are necessary to cause such CPOs to be counted for purposes of satisfying applicable quorum requirements and

(b)

unless the Company in its sole discretion has given prior written notice to the Depositary and the Custodian to the contrary (in which case such CPOs shall not be voted at the relevant CPO Holders’ Meeting), vote such CPOs, in the same manner as the majority of the CPOs are voted at the relevant CPO Holders’ Meeting.

(ii)

In the event that the Depositary does not timely receive instructions from a Holder as to the exercise of voting rights relating to the Shares underlying the CPOs in the relevant shareholders’ meeting, or if no instructions are received by the Depositary from any Holder as to the exercise of voting rights relating to the Shares underlying the CPOs in the relevant shareholders’ meetings, on or before the date established by the Depositary for such purpose pursuant to Section 4.08(b) above,

(a)

if requested in writing by the Company on or prior to such date, the Depositary shall be deemed to have been given by such Holder a discretionary proxy to a person designated by the Company who shall be entitled to exercise those voting rights relating to those Shares underlying the CPOs for which the Depositary has not received instruction from a Holder or

(b)

if no such written request is made by the Company, the Depositary shall not vote, or attempt to exercise the right to vote that attaches to, or instruct the CPO Trustee to vote such Shares in the relevant shareholders’ meetings.

Notwithstanding the foregoing, no such discretionary proxy shall be given (A) if it is not then permitted to be given under the Deposit Agreement, the Trust, Mexican law, other applicable securities laws or the by-laws of the Company or (B) with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing and in a form reasonably acceptable to the Depositary) that (X) the Company no longer wishes that such proxy be given, (Y) substantial opposition exists or (Z) such matter materially and adversely affects the rights of holders of CPOs, as applicable.

(17)

Changes Affecting Deposited Securities.  Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, any termination or reorganization of the Trust (whether or not a new or successor Trust or CPO Trustee is formed or appointed), or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, substitution or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the terms of the Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth evidence GDSs representing the right to receive Deposited Securities including the securities so received in exchange, conversion, substitution or otherwise to the extent additional Receipts are not delivered pursuant to the following sentence.   In any such case the Depositary may with the Company’s approval, and shall at the Company’s request, subject to Section 5.09 of the Deposit Agreement and the other terms of the Deposit Agreement, execute and deliver additional Receipts as in the case of a distribution of CPOs, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

New CPOs may only be issued to the extent that the maximum limit set forth in the CPO Deed has not been exceeded, otherwise the execution of a new CPO deed may be required.  Immediately upon the occurrence of any such exchange, conversion or substitution covered by this paragraph in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Holders.

In the event Deposited Securities are to be redeemed and, as a result, Deposited Securities registered in the name of the Custodian are called for redemption by the Company, the Depositary will call for redemption of GDSs (in an aggregate number representing the number of Deposited Securities registered in the name of the Custodian called for redemption) and may adopt such method as it may deem equitable and practicable to select the GDSs called for redemption.   The net proceeds of such redemption after payment of the fees and expenses of the Depositary shall be distributed to holders entitled thereto as in the case of a distribution in cash in accordance with Section 4.02 of the Deposit Agreement.

Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, which shall not be unreasonably withheld, and shall, if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution in cash in accordance with Section 4.02 of the Deposit Agreement.

(18)

Reports; Inspection of Register.  The Depositary shall make available for inspection during business hours by Holders at its Principal Office and at the principal office of each Custodian copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company, the CPO Trustee or Indeval which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company, the CPO Trustee or Indeval.  The Depositary shall also send to Holders, at the Company’s expense, copies of such notices, reports and communications when furnished by the Company or the CPO Trustee to the Depositary pursuant to the Deposit Agreement. All such notices, reports and communications will be made available in English-language versions, to the extent provided by the Company.

The Depositary shall keep books in its Principal Office for the registration of Receipts and transfers of Receipts, which office shall be open at all reasonable times for inspection by Holders and the Company, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(19)

Withholding.

 In connection with any distribution to Holders, the CPO Trustee, the Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency, all amounts (if any) required to be withheld by the CPO Trustee, the Company or Depositary and owing to such authority or agency.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the CPO Trustee, the Company or their agents to file necessary reports with governmental authorities or agencies. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including CPOs or rights to subscribe therefor) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including CPOs and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of GDSs held by them respectively as in the case of a distribution in cash pursuant to Section 4.02 of the Deposit Agreement.

(20)

Liability of the Company and the Depositary.  Neither the Depositary, its agents, nor the Company nor its agents or their respective controlling persons, if any, shall incur any liability to any Holder or Beneficial Owner or any other person (i) if, by reason of any present or future law, order of any government or agency thereof or any court, decree, regulation or fiat of Mexico, the United States or any other country, the bylaws or similar document of the Company, the Trust Agreement, the CPO Deed, the provisions of or governing any Deposited Securities, act of God, war, terrorism or other circumstances beyond its control, the Depositary, its agents, the CPO Trustee, the Company or its agents or their respective controlling persons shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; (ii) by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing that by the terms of this Deposit Agreement it is provided shall or may be done or performed; (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement; (iv) for the inability of any Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders or Beneficial Owners, or (v) for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.02, 4.03 or 4.05, or an offering or distribution pursuant to Section 4.04, or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

  Each of the Company and its agents and controlling persons assumes no obligation and shall be subject to no liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or any other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence or bad faith.  Each of the Depositary and its agents and controlling persons assumes no obligation and shall be subject to no liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or any other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence or bad faith.  The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company or their respective agents.  The Company undertakes also to cause the performance of the parties under the Trust Agreement.  Without limitation of the preceding, none of the Depositary, its controlling persons, its agents or the Company, its controlling persons, or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary.  Neither the Depositary, its agents, its controlling persons, the Company, its controlling persons, nor its agents shall be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person by or on behalf of whom CPOs are presented for deposit, any Holder or Beneficial Owner or any other person believed by it or them in good faith to be competent to give such advice or information.  Each of the Depositary, its controlling persons, its agents and the Company, its controlling persons, and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.  Subject to the provisions of  Section 5.03 of the Deposit Agreement, neither the Depositary nor its agents shall  be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any vote is cast or for the effect of any vote or failure to vote provided that such action or non-action is taken in good faith and in accordance with the Deposit Agreement. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

(21)

Certain Rights of the Depositary; Limitations.  Subject to the further terms and provisions of  Section 5.14 of the Deposit Agreement, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in GDSs.  The Depositary may (i) issue GDSs prior to the receipt of CPOs pursuant to Section 2.02 of the Deposit Agreement (each such transaction, a “Pre-Release Transaction”) and (ii) deliver CPOs upon the receipt of GDSs for withdrawal of Deposited Securities pursuant to Section 2.05 of the Deposit Agreement, including GDSs which were issued under (i) above but for which CPOs may not have been received.  The Depositary may receive GDSs in lieu of CPOs under (i) above.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom GDSs are to be delivered (v) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the CPOs that are to be delivered by the Applicant under such Pre-Release Transaction, (w) assigns all beneficial rights, title and interests in such CPOs to the Depositary in its capacity as such (and for the benefit of the Holders of GDSs), (x) agrees to indicate the Depositary as owner of such CPOs in its records and to hold such CPOs in trust for the Depositary until such CPOs are delivered to the Custodian and to refrain from taking any action with respect to such CPOs and GDSs that is inconsistent with the transfer of beneficial ownership, other than a satisfaction of such Pre-Release Transaction, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such CPOs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of GDSs involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the GDSs outstanding (without giving effect to GDSs outstanding under (i) above), provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate and may, with the prior consent of the Company, increase such limit for purposes of general application.

  The Depositary may also set limits with respect to the number of GDSs involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

(22)

Resignation and Removal of the Depositary; the Custodian. The Depositary may at any time resign as Depositary hereunder by sixty (60) days’ written notice of its election so to do to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement, which appointment shall be on terms satisfactory to the Company in its sole discretion. The Depositary may at any time be removed by the Company by sixty (60) days’ written notice, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement, which appointment shall be on terms satisfactory to the Company in its sole discretion.  The Depositary may at any time appoint substitute or additional Custodians approved by the Company, such approval not to be unreasonably withheld, and the term “Custodian” refers to each such Custodian or all Custodians as the context requires.

(23)

Amendment of Deposit Agreement and Receipts.  This Receipt and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the issuance of Receipts or the making of deposits, and other taxes and charges listed in Section 5.06 (i)-(v) of the Deposit Agreement), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder and Beneficial Owner at the expiration of thirty (30) days after such notice shall be deemed by continuing to hold such Receipt, or an interest therein,  to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby.  In no event shall any amendment impair the right of the Holder or Beneficial Owner to surrender such Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law and the provisions of the Trust Agreement.

(24)

Termination of Deposit Agreement. The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least forty-five (45) days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement at any time after the expiration of forty-five (45) days after the Depositary shall have delivered to the Company a written notice of its election to resign, provided that no successor depositary shall have been appointed and accepted its appointment within such forty-five (45) day period.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of CPOs or other securities and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities (that are not CPOs) into cash as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property (in all such cases, without liability for interest), in exchange for Receipts surrendered to the Depositary, in all cases after payment of the fees of the Depositary.  At any time and without unreasonable delay after the expiration of six (6) months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash and for its obligations under Section 5.10 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Section 5.06 and 5.10 of the Deposit Agreement, which shall survive such termination.  The obligations of the Depositary under Section 5.10 of the Deposit Agreement shall survive the termination of the Deposit Agreement.

On or before termination of the CPO Trust, the Company and the Depositary shall effect such amendments to the terms of the Deposit Agreement, or the Company shall instruct the Depositary to terminate the Deposit Agreement, as the Company and the Depositary deem appropriate, consistent with the provisions of applicable law, the by-laws of the Company and the Trust Agreement.

(25)

Compliance With U.S. Securities Laws.  Notwithstanding anything in the Deposit Agreement and this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Instruction I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(26)

The Trust.  The CPO Trust Agreement has been authorized by the General Directorate of Foreign Investments (Dirección General de Inversiones Extranjeras).  The CPO Trust Agreement is registered with the National Registry of Foreign Investment (Registro Nacional de Inversiones Extranjeras).  The National Banking and Securities Commission of Mexico (Comisión Nacional Bancaria y de Valores) has authorized the issuance of CPOs by the CPO Trustee.  Registration of the CPOs upon their issuance in the Securities Section (Sección de Valores) and in the Special Section (Sección Especial) of the National Registry of Securities and Intermediaries (Registro Nacional de Valores e Intermediarios) has been approved by the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores).

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto  PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address of assignee _________________  the within Global Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints   ____________________  attorney to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated:___________________

Signature:__________________________

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

All endorsements or assignments of Receipts must be guaranteed by a New York Stock Exchange member firm or member of the Clearing House of the American Stock Exchange Clearing Corporation or by a bank or trust company having an office or correspondent in the City of New York.